UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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KILROY REALTY CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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KILROY REALTY CORPORATION

12200 W. OLYMPIC BOULEVARD, SUITE 200

LOS ANGELES, CALIFORNIA 90064

April 13, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 annual meeting of stockholders of KILROY REALTY CORPORATION to be held on May 27, 2009, at 9:00 a.m. (local time) at our corporate offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. It is important that your shares be represented at the meeting. You may vote on the Internet, or if you are receiving a paper copy of this Proxy Statement, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the meeting.

Sincerely,

Richard E. Moran Jr.

Executive Vice President,

Chief Financial Officer and Secretary

KILROY REALTY CORPORATION

12200 W. OLYMPIC BOULEVARD, SUITE 200

LOS ANGELES, CALIFORNIA 90064

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 27, 2009

To the Stockholders of Kilroy Realty Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Kilroy Realty Corporation, a Maryland corporation (the “Company”), will be held at the Company’s principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064 on May 27, 2009, at 9:00 a.m. (local time), for the following purposes:

1. To consider and act upon a Company proposal to amend the Company’s articles of incorporation, as amended and supplemented (the “Charter”), to declassify the Company’s Board of Directors (the “Board”);

2. If Proposal 1 is approved, to elect six directors to the Board to serve until the annual meeting of stockholders in the year 2010, and until their successors are duly elected and qualify. If Proposal 1 is not approved, to elect two directors to the Board to serve until the annual meeting of stockholders in the year 2012, and until their successors are duly elected and qualify;

3. To consider and act upon a Company proposal to amend the Kilroy Realty 2006 Incentive Award Plan (the “2006 Plan”); and

4. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board has fixed the close of business on March 25, 2009 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Proxies are being solicited by the Board, which recommends that stockholders vote “FOR” the election of the Board’s nominees named therein and recommends that the stockholders vote “FOR” the Company proposals contained therein. Please refer to the attached Proxy Statement, which forms a part of this Notice of Annual Meeting of Stockholders and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you are viewing the Proxy Statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the Proxy Statement, you may vote by completing and mailing the proxy card enclosed with the Proxy Statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means shares held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the Annual Meeting.

By Order of the Board of Directors,

Richard E. Moran Jr.

Executive Vice President,

Chief Financial Officer and Secretary

April 13, 2009

Los Angeles, California

KILROY REALTY CORPORATION

12200 W. OLYMPIC BOULEVARD, SUITE 200

LOS ANGELES, CALIFORNIA 90064

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 27, 2009

PROXY STATEMENT

INTRODUCTION

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Kilroy Realty Corporation, a Maryland corporation (the “Company”), of proxies from the holders of the Company’s issued and outstanding shares of common stock, par value $.01 per share (the “Common Stock”), to be exercised at the annual meeting of stockholders (the “Annual Meeting”) to be held on May 27, 2009 at the Company’s principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064 at 9:00 a.m. (local time), including any adjournment(s) or postponement(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting on April 17, 2009. We intend to mail this Proxy Statement, together with a proxy card to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals (the “Proposals”):

1.    To consider and act upon a Company proposal to amend the Company’s articles of incorporation, as amended and supplemented (the “Charter”) to declassify the Board;

2.    If Proposal 1 is approved, to elect six directors to the Board to serve until the annual meeting of stockholders in the year 2010, and until their successors are duly elected and qualify. If Proposal 1 is not approved, to elect two directors to the Board to serve until the annual meeting of stockholders in the year 2012, and until their successors are duly elected and qualify;

3.    To consider and act upon a Company proposal to amend the Kilroy Realty 2006 Incentive Award Plan (the “2006 Plan”); and

4.    To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Only the holders of record of the shares of Common Stock at the close of business on March 25, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter voted on at the meeting. As of the Record Date, 33,050,706 shares of Common Stock were outstanding.

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this Proxy Statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of Common Stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of Common Stock as a record holder and you are reviewing a paper copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with the Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold your shares of Common Stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the Proxy Statement and proxy card from your broker by following the instructions on the Notice provided by your broker.

The Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on May 26, 2009. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

A majority of the shares of Common Stock outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. To be elected as a director, a nominee must receive a plurality of all the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of the directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the proposal regarding the election of the directors.

Company Proposal 1 to amend our Charter to declassify the Board must be approved by the affirmative vote of two-thirds of all votes entitled to be cast by our stockholders on the matter. For purposes of the vote on the proposed amendment to our Charter to declassify the Board, abstentions and broker non-votes, if any, will have the effect of votes against the Proposal.

Company Proposal 3 to amend the 2006 Plan must be approved by a majority of the votes cast by our stockholders at the meeting, provided that the total votes cast on this Proposal represents over 50% in interest of all securities entitled to vote on the Proposal. For purposes of the vote on the proposed amendment to the 2006 Plan, any abstention will be treated as votes cast and will have the effect of votes against the Proposal. Broker non-votes will not be treated as votes cast for this purpose and therefore any broker non-votes will have the effect of votes against the Proposal unless the total votes cast on the Proposal represent over 50% in interest of all securities entitled to vote on the Proposal. If the total votes cast on the Proposal represent over 50% in interest of all securities entitled to vote on the Proposal, then broker non-votes will have no effect on the result of the vote.

The shares of Common Stock represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, will be voted “FOR” the election of the director nominees named in this Proxy Statement and “FOR” the Company proposals. As to any other business that may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named in the proxy card, at their discretion. The Company does not presently know of any other business that may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (i) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (ii) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ON BEHALF OF THE COMPANY WITH RESPECT TO THE PROPOSALS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

The Company’s principal executive offices are located at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, telephone (310) 481-8400, and the Company’s website is www.kilroyrealty.com. References herein to the “Company” refer to Kilroy Realty Corporation and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is April 13, 2009.

PROPOSAL 1: COMPANY PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CHARTER TO DECLASSIFY THE BOARD

General

The Board, in its continuing review of corporate governance matters and in response to the stockholder vote at the 2008 annual meeting of stockholders, has concluded that it is advisable and in the best interests of the Company and its stockholders to amend the Charter to declassify the Board. Accordingly, the Board recommends the stockholders approve the amendment attached to this Proxy Statement as Appendix A. Under the present classified Board structure, the Board is divided into three classes with directors elected to three-year terms and one-third of the directors standing for election each year.

Declassification Proposal

Proponents of classified boards of directors believe that they help maintain continuity of experience and, as a result, may assist a company in long-term strategic planning. Additionally, supporters argue that a classified board may encourage a person seeking control of a company to initiate arm’s-length discussions with management and the board, who may be in a position to negotiate a higher price on more favorable terms for stockholders or to seek to prevent a takeover that the board believes is not in the best interests of stockholders.

Nevertheless, because classified board structures do not permit annual stockholder election of all directors, these structures have recently been subject to criticism from a corporate governance perspective. Opponents of classified structures believe that they limit the ability of stockholders to elect directors and exercise influence over a company and may discourage takeover proposals and proxy contests that could have the effect of increasing stockholder value. A non-classified board structure enables stockholders to hold all directors accountable on an annual basis, rather than over a three-year period. In light of these views, a number of corporations have determined that principles of good corporate governance dictate that all directors of a corporation should be elected annually.

In considering whether a proposal to declassify the Board was advisable, the Board determined that annual elections of directors will give the stockholders of the Company a greater opportunity to evaluate the performance of the Company’s directors by allowing them to vote on each director annually rather than once every three years. The Board approved the amendment to the Charter and recommended that it be submitted to the stockholders for approval at the 2009 Annual Meeting.

Vote Required

Approval of the amendment to the Charter to declassify our Board requires the affirmative vote of at least two-thirds of all votes entitled to be cast by our stockholders on the matter.

If our stockholders approve this Proposal 1, then effective upon the acceptance for record of the Articles of Amendment setting forth the aforesaid amendment by the State Department of Assessments and Taxation of Maryland, all of our directors whose terms do not expire at this Annual Meeting will resign and have been nominated to stand for election to a one-year term expiring at the 2010 annual meeting; and the two directors whose terms expire at this Annual Meeting have also been nominated to stand for election to a one year term expiring at the 2010 annual meeting. Thereafter, all of our directors would be subject to annual elections to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

PROPOSAL 2: ELECTION OF DIRECTORS

General

Pursuant to the Charter, the Company’s bylaws, as amended (the “Bylaws”), and resolutions adopted by the Company’s Board, the Board presently consists of eight directors (including two vacancies) and is divided into three classes serving classified three-year terms. Pursuant to the Charter, at each annual meeting the successors to the class of directors whose terms expire at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Declassification Proposal

In February 2009, our Board approved an amendment to our Charter to eliminate the classified Board and recommended that it be submitted to the stockholders for approval. See Proposal 1. To make the declassification of the Board effective under Maryland law at the 2009 Annual Meeting, we would temporarily recess the Annual Meeting to file the Articles of Amendment setting for the aforesaid amendment to our Charter. Each of the four members of our Board whose term does not expire at the 2009 Annual Meeting will resign, effective upon the acceptance for record by the State Department of Assessments and Taxation of Maryland of the Articles of Amendment. These four directors will be nominated for election to a one-year term along with the two directors whose terms expire at this Annual Meeting. However, if Proposal 1 is not approved, the two directors whose terms expire at this meeting will stand for election to a three-year term expiring at the 2012 annual meeting and the directors whose terms do not expire at this meeting will not resign and will continue to serve for the remainder of the terms for which they were elected.

Nominees for Director

If Proposal 1 is approved, our Board will be declassified, and each of the six nominees, if elected at this annual meeting, will serve for a one-year term expiring at the annual meeting in 2010 and until their respective successors have been duly elected and qualify. Upon the recommendation of the Nominating/Corporate Governance Committee, the Board has nominated Messrs. Kilroy, Sr., Kilroy, Jr., Dickey, Kinsella, Ingraham and Dr. Brennan for election to the Board for a one-year term.

If Proposal 1 is not approved, our Board will remain classified, and each director will continue to serve the remainder of his term. Upon the recommendation of the Nominating/Corporate Governance Committee, the Board has nominated Messrs. Kilroy, Jr. and Kinsella, whose terms expire at this Annual Meeting, for election to the Board for a three-year term.

Except as otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of the nominees to the Board. The nominees have consented to be named in this Proxy Statement and to serve as directors if elected. The biographical summaries of the experience of our directors can be found under the caption in this Proxy Statement “Certain Information with respect to the Board of Directors” relating to the directors, which has been furnished to the Company by the respective individuals.

The Board recommends a vote “FOR” the election of Messrs. Kilroy, Sr., Kilroy, Jr., Dickey, Kinsella, Ingraham and Dr. Brennan for one-year terms if Proposal 1 is approved or Messrs. Kilroy, Jr. and Kinsella for three-year terms if Proposal 1 is not approved.

Vote Required

The election of the directors requires the plurality of the votes cast by the holders of the shares of Common Stock entitled to vote, either present in person or by proxy at the Annual Meeting.

FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES.

PROPOSAL 3: APPROVAL AMENDMENT TO 2006 INCENTIVE AWARD PLAN

The Kilroy Realty 2006 Incentive Award Plan (the “2006 Plan”) was adopted by our Board of Directors in March 2006 and was approved by our shareholders in May 2006. The number of shares originally authorized for issuance under the 2006 Plan was 1,535,000 shares. As of the Record Date, awards covering 948,712 shares of our Common Stock were issued and outstanding under the 2006 Plan and approximately 586,288 shares of our Common Stock were available for issuance under the 2006 Plan. We are asking our shareholders to approve an amendment to our 2006 Plan (the “Amendment”) providing for (i) an increase in the number of shares of Common Stock available for issuance under the 2006 Plan to a total of 3,130,000 shares authorized for issuance under the 2006 Plan, (ii) certain changes regarding how awards are counted against the number of shares available for issuance under the 2006 Plan (the “Share Limit”), including, but not limited to, changes to provide that grants of awards with greater grant date intrinsic values (such as restricted stock and restricted stock units) will reduce the number of shares available for grant under the 2006 Plan more quickly than awards with lower grant date intrinsic values (such as stock options), and (iii) increased annual award limits. Changes proposed under the Amendment are discussed in more detail below. We intend to file with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the additional shares of our Common Stock issuable under the 2006 Plan as a result of the Amendment.

General

The Board believes that the 2006 Plan will promote the success and enhance the value of the Company by continuing to link the personal interest of participants to those of Company stockholders and by providing participants with an incentive for outstanding performance. The summary below is qualified in its entirety by reference to the 2006 Plan itself, incorporated herein by reference from our Proxy Statement filed with the SEC on April 7, 2006, as amended, including by the Amendment, which is attached hereto as Appendix B.

Shares Available for Awards

Subject to certain adjustments set forth in the 2006 Plan, the maximum number of shares of Common Stock that may be issued or awarded under the 2006 Plan will be increased to 3,130,000 shares. To the extent that an award terminates, expires, lapses for any reason, or is settled in cash, any shares subject to the award will again be available for the grant of an award pursuant to the 2006 Plan, however, the Amendment will change the 2006 Plan to provide that any shares of Common Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award will also be counted as issued or transferred to the participant and will not again be available for the grant of an award. In addition, the Amendment will change the 2006 Plan to provide that stock appreciation rights (“SARs”) that are settled in stock will count against the shares available for grant or issuance under the 2006 Plan based on the number of shares underlying these stock appreciation rights on the date of grant, without regard to the number of shares actually delivered to the participant in respect of stock-settled SARs upon exercise. The Amendment will also revise the Plan to provide that SARs may only be exercised for a period of up to ten years after they are granted. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2006 Plan.

The Amendment will also change the 2006 Plan to provide that, for purposes of calculating the number of shares available for issuance under the Share Limit, awards granted under the 2006 Plan following shareholder approval of the Amendment will be counted as follows:

(i) awards of stock options, SARs and similar awards that expire more than five (5) years from the applicable date of grant and have an exercise or strike price of less than 130% of the fair market value of a share of our Common Stock on the date of grant will be counted against the Share Limit as 1.43 shares for every one (1) share subject to such an award;

(ii) awards of stock options, SARs and similar awards that expire five (5) years or less from the applicable date of grant and have an exercise or strike price of less than 130% of the fair market value of a share of our Common Stock on the date of grant will be counted against the Share Limit as 1.23 shares for every one (1) share subject to such an award;

(iii) awards of stock options, SARs and similar awards that have an exercise price or strike price equal to no less than 130% of the fair market value of a share of our Common Stock on the applicable date of grant and that expire more than five (5) years from the applicable date of grant will be counted against the Share Limit as 1.25 shares for every one (1) share subject to such an award;

(iv) awards of stock options, SARs and similar awards that have an exercise price or strike price equal to no less than 130% of the fair market value of a share of our Common Stock on the applicable date of grant and that expire five (5) years or less from the applicable date of grant will be counted against the Share Limit as one (1) share for every one (1) share subject to such an award; and

(v) awards of restricted stock, restricted stock units, profits interest units and similar full-value awards will be counted against the Share Limit as 3.35 shares for every one (1) share subject to such an award.

Awards

The 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, performance bonus awards, performance-based awards and other incentive awards to eligible individuals. The Amendment will change the Plan to provide that the maximum number of shares which may be subject to awards granted to any one participant during any calendar year is 1,500,000 and the maximum amount that may be paid to a participant in cash during any calendar year with respect to cash-based awards is $30,000,000.

Stock Options

Stock options, including incentive stock options, as defined under Section 422 of the Internal Revenue Code, and nonqualified stock options, may be granted pursuant to the 2006 Plan. The option exercise price of all stock options granted pursuant to the 2006 Plan will not be less than 100% of the fair market value of our stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at the time of grant. Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000 (or the option otherwise fails to qualify as an incentive stock option), such option will be treated as a nonqualified stock option. Stock options may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. However, in the case of an option granted to a person who owns more than 10% of our stock on the date of grant, such term will not exceed 5 years.

Restricted Stock

Eligible employees, consultants and directors may be issued restricted stock in such amounts and on such terms and conditions as determined by the plan administrator. Restricted stock will be evidenced by a written restricted stock agreement. The restricted stock agreement will contain restrictions on transferability and other such restrictions as the plan administrator may determine, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of grant of the award or thereafter.

Stock Appreciation Rights

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of our stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR. The plan administrator may issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the plan, except that the Amendment will revise the plan to provide that SARs may not be exercised more than ten years after the applicable date of grant. The plan administrator may elect to pay SARs in cash, in Common Stock or in a combination of cash and Common Stock.

Other Awards Under the Plan

The 2006 Plan provides that the plan administrator may also grant or issue performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, performance bonus awards, performance-based awards and other incentive awards or any combination thereof to eligible employees, consultants and directors. The terms of each such grant or issuance will be set by the plan administrator in its discretion. The plan administrator may establish the exercise price or purchase price, if any, of any such award, provided that such price will not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.

Any such award will only vest or be exercisable or payable while the participant is an employee or consultant of the Company, Kilroy Realty, L.P. (the “Operating Partnership”), or the Kilroy Realty TRS, Inc. (“TRS”), or a director of the Company or the TRS, except that the plan administrator may provide that such an award may vest or be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control (as defined in the plan) of the Company, or because of the participant’s retirement, death or disability, or otherwise. However, to the extent required to preserve the tax deductibility under Section 162(m) of the Internal Revenue Code, any such provision with respect to performance shares or performance stock units that are intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code will be subject to the requirements of Section 162(m) of the Internal Revenue Code that apply to such “qualified performance-based compensation.”

Payments with respect to any such award, other than profits interest units, will be made in cash, in Common Stock or a combination of both, as determined by the plan administrator. These awards will be subject to such additional terms and conditions as determined by the plan administrator and will be evidenced by a written award agreement.

Performance Shares.    Awards of performance shares are denominated in a number of shares of our stock and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Performance Stock Units.    Awards of performance stock units are denominated in unit equivalent of shares of our stock and/or units of value, including dollar value of shares of our stock, and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Dividend Equivalents.    Dividend equivalents are rights to receive the equivalent value (in cash or our stock) of dividends paid on our stock. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the participant.

Stock Payments.    Stock payments include payments in the form of our stock or options or other rights to purchase our stock, in each case made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the plan administrator and may be based upon specific performance criteria determined appropriate by the plan administrator, determined on the date such stock payment is made or on any date thereafter.

Deferred Stock.    Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the plan administrator. Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or upon the satisfaction of performance criteria set by the plan administrator, and unless otherwise provided by the plan administrator, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Restricted Stock Units.    Restricted stock units may be granted to any participant in such amounts and subject to such terms and conditions as determined by the plan administrator. At the time of grant, the plan administrator will specify the date or dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the plan administrator will specify the maturity date applicable to each grant of restricted stock units which will be no earlier than the vesting date or dates of the award and may be determined at the election of the participant. On the maturity date, we will transfer to the participant one unrestricted, fully transferable share of our stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The plan administrator will specify the purchase price, if any, to be paid by the participant to us for such shares of our stock.

Profits Interest Units.    To the extent authorized by the partnership agreement of the Operating Partnership, the 2006 Plan authorizes the grant of units in the Operating Partnership that are intended to constitute “profits interests” within the meaning of the Internal Revenue Code and published Internal Revenue Service guidance. Profits interests may only be granted to participants for the performance of services to or for the benefit of the Operating Partnership in the participant’s capacity as a partner in the Operating Partnership, in anticipation of the participant becoming a partner of the Operating Partnership, or as otherwise determined by the plan administrator, provided that the profits interest units would constitute “profits interests” within the meaning of the Internal Revenue Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service with respect thereto. At the time of grant, the plan administrator will specify the number of profits interest units subject to the award, the purchase price, if any, of the units and the date and conditions on which the profits interest units will vest. The plan administrator may impose transferability restrictions and other restrictions upon profits interest units.

Other Incentive Awards.    Participants as selected by the plan administrator may be granted other incentive awards that provide for shares of Common Stock or the right to purchase shares of Common Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of Common Stock, stockholder value or stockholder return. Other incentive awards may also be linked to any performance criteria determined appropriate by the plan administrator. Amounts payable under other incentive awards may be in cash, Common Stock, units of the Operating Partnership, or a combination of any of the foregoing, as determined by the plan administrator.

Performance Bonus Awards.    Any participant selected by the plan administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the plan administrator and relate to any one or more performance criteria determined appropriate by the plan administrator on a specified date or dates or over any period or periods determined by the plan administrator. Any such cash bonus (and other performance-vesting awards described above) paid to a “covered employee” may be structured as “qualified performance-based compensation” each within the meaning of Section 162(m) of the Internal Revenue Code.

Eligibility

Employees and consultants of the Company, the TRS, the Operating Partnership or their subsidiaries, and directors of the Company or the TRS, are eligible to be granted non-qualified stock options, restricted stock, stock appreciation rights, performance share awards, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, other incentive awards and performance bonus awards under the 2006 Plan. Only employees of the Company and its qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code.

Federal Income Tax Consequences

Stock Options

With respect to nonqualified stock options, the Company, the Operating Partnership or the participant’s employer, as applicable, is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company, the Operating Partnership or the participant’s employer, as applicable, will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

Other Awards

The current federal income tax consequences of other awards authorized under the 2006 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company, the Operating Partnership or the participant’s employer, as applicable, will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Internal Revenue Code with respect to covered employees.

Profits Interest Units

Profits interest units that constitute “profits interests” within the meaning of the Internal Revenue Code and published Internal Revenue Service guidance will generally not be taxed at the time of grant, though the holder will be required to report on his income tax return his allocable share of the issuing partnership’s income, gain, loss, deduction, and credit, regardless of whether the issuing partnership makes a distribution of cash. Instead, such profits interest units are generally taxed upon a disposition of the profits interest unit or distributions of money to the extent that such amounts received exceed the basis in the profits interest units. Generally, no deduction is available to the Company upon the grant, vesting or disposition of the profits interest units.

If profits interests units are granted to a recipient who is an employee of the Company, the issuance of those profits interests may cause wages paid to the recipient to be characterized and subject to taxation as self-employment income. If treated as a self-employed partner, the recipient will be required to make quarterly income tax payments rather than having amounts withheld by the Company, the Operating Partnership or the participant’s employer, as applicable. Additionally, if self-employed, the recipient must pay the full amount of all FICA employment taxes on the employee’s compensation, whereas regular employees are only responsible for 50% of these taxes. To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees.

Code Section 409A

Certain types of awards under the 2006 Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2006 Plan and awards granted under the 2006 Plan will be structured and interpreted to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A or an available exemption from Section 409A.

Tax Deductibility and Section 162(m) of the Code

Section 162(m) of the Internal Revenue Code generally places a $1 million annual limit on the amount of compensation paid to each of the Company’s named executive officers that may be deducted by the Company for federal income tax purposes unless such compensation constitutes “qualified performance-based compensation” which is based on the achievement of pre-established performance goals set by a committee of the Board of Directors pursuant to an incentive plan that has been approved by the Company’s stockholders. The 2006 Plan provides that certain awards made thereunder may, in the discretion of the plan administrator, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m).

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that such payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20 percent payable by the recipient.

The 2006 Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act. Certain additional special rules apply if the exercise price for an option is paid in stock previously owned by the participant rather than in cash.

The preceding discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2006 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.

Information on the total number of shares available under our existing equity compensation plans and subject to outstanding awards is presented below under the captions “Equity Compensation Plan Information”; “Executive Compensation – Grants of Plan-Based Awards”; and “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End.”

Plan Benefits

The table below sets forth information with respect to awards made to our executive officers, directors, and employees under the 2006 Plan during 2008:

2008 Plan Benefits

Kilroy Realty 2006 Incentive Award Plan

Name and Position	Dollar Value ($) (1)	Number of Units (2)
John B. Kilroy, Jr. – President, Chief Executive Officer and Director	—	(3)
Jeffrey C. Hawken – Executive Vice President and Chief Operating Officer	—	(4)
Richard E. Moran Jr. – Executive Vice President, Chief Financial Officer and Secretary	—	(5)
Steven R. Scott – Senior Vice President, San Diego	$1,000,000	20,322
Tyler H. Rose – Senior Vice President and Treasurer	$850,000	17,273
All Current Executive Officers	$1,850,000	37,595
All Non-Executive Directors	$500,000	9,335
All Non-Executive Officer Employees	$2,200,000	44,708

(1)	These awards are valued based on the quoted closing share price of the Company’s Common Stock on the NYSE on the grant date.

(2)	The table includes awards of restricted shares and RSUs (as defined below) made during 2008.

(3)	54,586 restricted shares valued at $3,000,000 based on the quoted closing share price of the Company’s Common Stock on the NYSE on the grant date were granted to John B. Kilroy, Jr. on December 31, 2007 and deemed issued and outstanding on January 1, 2008.

(4)	27,293 restricted shares valued at $1,500,000 based on the quoted closing share price of the Company’s Common Stock on the NYSE on the grant date were made to Jeffrey C. Hawken on December 31, 2007 and deemed issued and outstanding on January 1, 2008.

(5)	18,196 restricted shares valued at $1,000,000 based on the quoted closing share price of the Company’s Common Stock on the NYSE on the grant date were made to Richard E. Moran Jr. on December 31, 2007 and deemed issued and outstanding on January 1, 2008.

THE BOARD UNANIMOUSLY RECOMMENTS A VOTE FOR PROPOSAL 3.

CERTAIN INFORMATION WITH RESPECT TO BOARD OF DIRECTORS

Information concerning the other directors of the Company is set forth below.

Name	Age	Position With The Company	Director Since	Term Expiration
John B. Kilroy, Sr.	86	Chairman of the Board	1996	2011
John B. Kilroy, Jr.	60	President, Chief Executive Officer and Director	1996	2009
Edward F. Brennan, Ph.D.	57	Director	2003	2011
William P. Dickey	66	Director	1997	2010
Scott S. Ingraham	55	Director	2007	2010
Dale F. Kinsella	60	Director	1997	2009

John B. Kilroy, Sr. has served as the Company’s Chairman of the Board since its incorporation in September 1996. In 1947, Mr. Kilroy founded the businesses that were incorporated in 1952 as the entity known as Kilroy Industries (“KI”). Mr. Kilroy served as KI’s President from 1952 until 1981 and from 1997 through the present, and has served as the Chairman of its Board of Directors since 1954. Mr. Kilroy is a nationally recognized member of the real estate community, providing the Company with strategic leadership and a broad based network of relationships. Mr. Kilroy is the father of John B. Kilroy, Jr., the Company’s President and Chief Executive Officer.

John B. Kilroy, Jr. has served as the Company’s President, Chief Executive Officer and Director since its incorporation in September 1996. Prior to joining the Company, Mr. Kilroy served in the same capacity for KI, the predecessor to the Company, and was responsible for the overall management of all facets of KI and its various affiliates since 1981. Mr. Kilroy has been involved in all aspects of commercial and industrial real estate development, construction, acquisition, sales, leasing, financing, and entitlement since 1967 and worked for KI for over 30 years. Mr. Kilroy became President of KI in 1981 and was elected Chief Executive Officer in 1991. Mr. Kilroy is a trustee of the El Segundo Employers Association, and a past trustee of Viewpoint School, the Jefferson Center For Character Education and the National Fitness Foundation. Mr. Kilroy is also Chairman of the Board of The New Majority Los Angeles chapter and serves on the board of governors of the National Association of Real Estate Investment Trusts. Mr. Kilroy attended the University of Southern California. Mr. Kilroy is the son of John B. Kilroy, Sr., the Chairman of the Company’s Board.

Edward F. Brennan, Ph.D. has been a member of the Company’s Board since July 2003. Dr. Brennan is currently President and Chief Operating Officer of CryoCor, since January 2005, and became Chairman of HemoSense Inc. in January 2004; HemoSense was sold to Inverness Medical Innovations in November 2007. While a director, since 2000, of HemoSense, he was also a managing partner of Perennial Investments, a Seattle-based venture capital firm beginning in 2001. Prior to that time, he served as Vice President at Tredegar Investment. Dr. Brennan has participated in the development, management and financing of new medical technology ventures for 27 years, including scientific and executive positions with Syntex, Inc., UroSystems, Inc., Medtronic Inc., DepoMed Systems, Inc. and CadioGenesis Corp. Dr. Brennan also serves on the board of several private companies and serves on the Board of Trustees of the San Francisco Waldorf School. Dr. Brennan holds a B.A. degree in chemistry and biology and a Ph.D. in biology from the University of California, Santa Cruz.

William P. Dickey has been a member of the Company’s Board since its inception as a public company in January 1997. Mr. Dickey has been the President of The Dermot Company, Inc., a real estate investment and management company since 1990. From 1986 to 1990, Mr. Dickey was a Managing Director of Real Estate for the First Boston Corporation. Prior to 1986, Mr. Dickey was a partner at the New York law firm of Cravath, Swaine & Moore, where he started as an associate beginning in 1974. Mr. Dickey received his undergraduate degree from the United States Air Force Academy, his Masters degree from Georgetown University and his Juris Doctor degree from Columbia Law School.

Scott S. Ingraham has been a member of the Company’s Board since June 2007. Mr. Ingraham is the co-founder of the Internet-based residential real estate site, Rent.com, and served as the company’s chairman and chief executive officer from its start-up in 1999 until its acquisition by eBay in February 2005. Prior to this, from November 1992 through April 1999, Mr. Ingraham served as the president and chief executive officer of Oasis Residential, a NYSE-traded apartment REIT that he co-founded in 1992. Oasis Residential merged with Camden Property Trust in 1998. He remains a member of Camden Property Trust’s board of trustees, where he chairs the audit committee and serves on the nominating and compensation committees. He is also a member of the board of directors of LoopNet, a Nasdaq-traded commercial real estate Internet listing web site, and serves on its audit committee. Mr. Ingraham is also a member of the boards of directors of two private companies. During a 31-year career focused on commercial real estate related endeavors, Mr. Ingraham has been active in real estate investment banking and has co-founded three successful start-up companies. Mr. Ingraham earned a Bachelors in Business Administration (BBA) from the University of Texas at Austin.

Dale F. Kinsella has been a member of the Company’s Board since its inception as a public company in January 1997. Mr. Kinsella is currently a partner with the law firm of Kinsella, Weitzman, Iser, Kump & Aldisert, LLP. Previously, he was a partner with the Los Angeles law firm of Greenberg, Glusker, Fields, Claman, Machtinger & Kinsella, LLP. Prior to that, he had been a partner with the law firm of Kinsella, Boesch, Fujikawa & Towle. Mr. Kinsella received his undergraduate degree from the University of California at Santa Barbara and his Juris Doctor degree from the University of California at Los Angeles.

Board of Directors Meetings and Attendance at Board Meetings and Annual Meetings of Stockholders

During the year ended December 31, 2008, the Board held four meetings. All directors attended 75% or more of the total number of meetings of the Board and meetings of the Board committees on which each director served held during the year. Directors are encouraged to attend in person the annual meeting of stockholders of the Company. All six then-directors attended the 2008 annual meeting.

Independent Directors

Each of Messrs. Dickey, Kinsella and Ingraham and Dr. Brennan are considered by the Board to be Independent Directors. An Independent Director is a director who (i) is not an employee, officer or affiliate of the Company or any of its subsidiaries or divisions, or a relative of a principal executive officer, and who is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation from the Company in addition to director’s fees and (ii) satisfies the independence standards set forth in the current listing standards of the New York Stock Exchange (“NYSE”). In addition, in accordance with the Company’s Corporate Governance Guidelines, no Independent Director may be a director, officer or affiliate of another entity with which the Company has entered into a transaction or transactions during the preceding fiscal year valued in the aggregate at greater than $100,000.

Non-Management Directors

Each of Messrs. Kilroy, Sr., Dickey, Kinsella and Ingraham and Dr. Brennan, are considered by the Board to be Non-Management Directors. Non-Management Directors are all those directors who are not Company officers (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933, as amended), and includes Mr. Kilroy, Sr. who is not independent because he is the father of John B. Kilroy, Jr., our President and Chief Executive Officer. Meetings of the Non-Management Directors are generally held on the date of each regularly scheduled Board meeting and on an as-needed basis. Mr. Kinsella presides over these meetings.

Board Committees

The Board of the Company has a standing Audit Committee, Executive Compensation Committee, Nominating/Corporate Governance Committee, Independent Committee and Executive Committee.

Audit Committee.    The Audit Committee consists of three Independent Directors: Mr. Ingraham, who serves as its Chairman, Mr. Dickey and Dr. Brennan. These directors satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE listing standards. Each of Messrs. Ingraham, Dickey and Dr. Brennan is financially literate and is an “audit committee financial expert” as determined by the Board in accordance with rules promulgated by the Securities and Exchange Commission. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s independent public accountants. The Audit Committee is governed by a written charter adopted by the Board, which is available on the Company’s website at http://www.kilroyrealty.com and available in print to any security holder upon request. The Audit Committee held six meetings during 2008. Information regarding the specific functions performed by the Audit Committee is set forth in the “Report of the Audit Committee” below.

Executive Compensation Committee.    The Executive Compensation Committee currently consists of three Independent Directors: Dr. Brennan, who serves as its Chairman, and Messrs. Dickey and Kinsella. The function of the Executive Compensation Committee is to (i) establish, review, modify and adopt remuneration levels for executive officers of the Company, and (ii) oversee the administration of the 2006 Plan and any other incentive programs. The Executive Compensation Committee is governed by a written charter adopted by the Board, which is available on the Company’s website at http://www.kilroyrealty.com and available in print to any security holder upon request. The Executive Compensation Committee held two meetings during 2008.

Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee consists of three Independent Directors: Mr. Dickey, who serves as its Chairman, Mr. Kinsella and Dr. Brennan. The purpose of the Nominating/Corporate Governance Committee is to (i) identify individuals qualified to become Board members, (ii) recommend director nominees for the annual meeting of stockholders and to fill Board vacancies, (iii) oversee the Board’s annual self-assessment procedures and the self-assessment procedures for the committees of the Board; and (iv) provide ongoing guidance and oversight with respect to corporate governance matters. The charter of the Nominating/Corporate Governance Committee, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics, each of which was adopted by the Board, are available on the Company’s website at http://www.kilroyrealty.com and are available in print to any security holder upon request. The Nominating/Corporate Governance Committee held two meetings during 2008.

Independent Committee.    The Independent Committee consists of three Independent Directors: Mr. Kinsella, who serves as its Chairman, Mr. Dickey and Dr. Brennan. The Independent Committee has the authority to approve transactions between the Company and its affiliates, including its officers and directors, and any of their respective affiliates. The Independent Committee did not hold any meetings during 2008.

Executive Committee.    The Executive Committee consists of Mr. Kilroy, Jr., who serves as its Chairman, and Messrs. Kilroy, Sr. and Kinsella. Subject to the Company’s conflict of interest policies, the Executive Committee has authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company (and, consistent with the Agreement of Limited Partnership as amended from time to time of Kilroy Realty, L.P. (the “Operating Partnership”), to cause the Operating Partnership to take such actions). The Executive Committee did not hold any meetings during 2008.

Report of the Audit Committee

The Audit Committee of the Company’s Board is composed of Independent Directors who satisfy the requirements of Section 10A-3(m) of the Exchange Act and Rule 10A-3(b)(i), and the current listing standards of the NYSE. The Audit Committee operates pursuant to a written charter.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee approves the selection of the Company’s independent auditors and reviews and discusses the audited financial statements included in the Company’s Annual Report on Form 10-K with management, including the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting.

The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2008 with management and the Company’s independent auditors. The Audit Committee discussed with the Company’s independent auditors their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards Statement of Auditing Standard Number 61, “Communications with Audit Committees,” as currently in effect and as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent auditors required by PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence”, as currently in effect, and it discussed with the Company’s independent auditors their independence from the Company. The Audit Committee also considered the compatibility of the independent auditors’ provision of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope of their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee relied upon the information, opinions, reports and statements presented to them by the Company’s management and by the Company’s independent auditors. The Audit Committee held six meetings during fiscal year 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements as of and for the year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 12, 2009.

Audit Committee

Scott S. Ingraham, Chairman

William P. Dickey

Edward F. Brennan, Ph.D.

Qualifications of Director Nominees

The Nominating/Corporate Governance Committee has established Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications as a guideline in considering nominations to the Company’s Board. The criteria include: loyalty, reputation, character, knowledge, experience, education, business judgment, diligence, stock ownership, independence and ability to contribute to Board balance and diversity. The criteria are not exhaustive and the Nominating/Corporate Governance Committee and the Board may consider other qualifications and attributes, which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board.

Nominating/Corporate Governance Committee’s Process for Identifying and Evaluating Nominees for Director

Prior to each annual meeting of security holders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board, the Nominating/Corporate Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. The Nominating/Corporate Governance Committee will review each potential candidate’s qualifications in light of the Company’s Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications, described above. The Nominating/Corporate Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Candidates recommended by a security holder are evaluated in the same manner as candidates identified by a Nominating/Corporate Governance Committee member.

Manner by which Security Holders May Recommend Director Candidates

The Nominating/Corporate Governance Committee will consider director candidates recommended by security holders of the Company. All recommendations must be directed to the Nominating/Corporate Governance Committee c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. Recommendations for director nominees to be considered at the 2010 annual meeting of stockholders must be received in writing not later than December 14, 2009, which is 120 days prior to the one-year anniversary of the date this Proxy Statement is first available to stockholders.

Each security holder recommending a person as a director candidate must provide the Company with the following information for the Nominating/Corporate Governance Committee to determine whether the recommended director candidate is independent from the security holder, or each member of the security holder group, that has recommended the director candidate:

•

If the recommending security holder or any member of the recommending security holder group is a natural person, whether the recommended director candidate is the recommending security holder, a member of the recommending security holder group, or a member of the immediate family of the recommending security holder or any member of the recommending security holder group;

•

If the recommending security holder or any member of the recommending security holder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is an employee of the recommending security holder or any member of the recommending security holder group or has been at any time during the current or preceding calendar year;

•

Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted directly or indirectly any consulting, advisory, or other compensatory fees from the recommending security holder or any member of the group of recommending security holders, or any of their respective affiliates during the current or preceding calendar year;

•

Whether the recommended director candidate is an executive officer, director (or person fulfilling similar functions) of the recommending security holder or any member of the recommending security holder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending security holder or any member of the recommending security holder group.

The recommending security holder must also provide supplemental information that the Nominating/Corporate Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of independence established by the NYSE, and (iii) satisfies the Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications, described above. In addition, the recommending security holder must include the consent of the recommended director candidate and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating/Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, Board membership, would violate controlling state law or federal law.

Security Holder Communications with the Board

Security holders may send correspondence to the Board c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Secretary will forward security holder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication, as appropriate.

Interested Party Communications with the Non-Management Directors

Any interested party may send correspondence to the Non-Management Directors as a group, or to Mr. Kinsella, as the director who presides over the meetings of Non-Management Directors, directly, c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Non-Management Directors, or to Mr. Kinsella individually, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Non-Management Directors and make the correspondence available to the Non-Management Directors for their review at the Non-Management Directors’ request. The Secretary will forward interested party communications to the Non-Management Directors promptly following the receipt of the communication, as appropriate.

Code of Business Conduct and Ethics

The Company’s Board has adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and other members of senior financial management), employees, agents and consultants. This Code of Business Conduct and Ethics satisfies the requirements of a “code of business conduct and ethics” under the NYSE listing standards and a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable Securities and Exchange Commission rules. This Code of Business Conduct and Ethics is available on the Company’s website at http://www.kilroyrealty.com and a copy will be provided to any person without charge, upon request sent to the Company’s principal executive offices c/o Secretary at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064. Amendments to, or waivers from, a provision of this Code of Business Conduct and Ethics that apply to the Company’s directors or executive officers, including the Chief Executive Officer, Chief Financial Officer, Controller and other members of senior financial management, may be made only by the Board or a Board committee and will be promptly posted on the Company’s website.

CERTAIN INFORMATION WITH RESPECT TO NAMED EXECUTIVE OFFICERS

The following sets forth certain current information with respect to the Company’s named executive officers (the “NEOs”) as defined on page 20:

Name	Age	Position
John B. Kilroy, Jr.	60	President, Chief Executive Officer and Director
Jeffrey C. Hawken	50	Executive Vice President and Chief Operating Officer
Richard E. Moran Jr.	57	Executive Vice President, Chief Financial Officer and Secretary
Steven R. Scott	52	Senior Vice President, San Diego
Tyler H. Rose	48	Senior Vice President and Treasurer

John B. Kilroy, Jr. has served as the President and Chief Executive Officer of the Company since its incorporation in September 1996. Biographical information regarding Mr. Kilroy, Jr. is set forth under “Proposal 1: Election of Directors – Nominees for Director.”

Jeffrey C. Hawken has served as Executive Vice President and Chief Operating Officer of the Company since the completion of its initial public offering in January 1997. Prior to that time, Mr. Hawken served in the same capacity for KI and was responsible for the management and operations of KI’s real estate portfolio and served on KI’s acquisitions and executive committees. Mr. Hawken joined KI in 1980, as a Senior Financial Analyst, and has been involved in property and asset management with the Company since May 1983. Since that time, he attained the designation of Real Property Administrator through the Building Owner’s and Manager’s Association (“BOMA”). Mr. Hawken is a director for BOMA, Greater Los Angeles and also participates on the executive committee, the Owners Advisory Council and Political Action Committee. Mr. Hawken is an active member of the Young President’s Organization, Santa Monica Bay Chapter and participates on the executive committee and is currently the Communications Chair. He is also a member of the Board of The New Majority California and the Board of The New Majority Los Angeles chapter and currently serves as membership chairman. Mr. Hawken holds a Bachelor of Science degree in Business Administration from the University of Southern California. Mr. Hawken is a licensed Real Estate Broker in the State of California.

Richard E. Moran Jr. has served as the Company’s Executive Vice President, Chief Financial Officer and Secretary since December 1996. Prior to that time, Mr. Moran was Executive Vice President, Chief Financial Officer and Secretary of Irvine Apartment Communities, Inc. from 1993 to 1996. Before that, Mr. Moran was Executive Vice President, Corporate Finance and Treasurer of The Irvine Company, where he was employed from 1977 to 1993. Previously, he was a certified public accountant and was employed by the public accounting firm of Coopers & Lybrand. He serves on the Policy Advisory Board for the Center for Real Estate and Urban Economics at the University of California, Berkeley. Mr. Moran received a Master of Business Administration degree from Harvard Business School and a Bachelor of Science degree in Accounting from Boston College.

Steven R. Scott is currently a Senior Vice President of the Company and has served in that capacity since he joined the Company in January 1998. He has more than 20 years of real estate experience. From January 1996 to December 1997, Mr. Scott was Senior Vice President with CB Richard Ellis in San Diego, where he concentrated in corporate services, build-to-suits, and brokerage in the mid-San Diego County markets of Sorrento Mesa, Torrey Pines, University Towne Centre and the I-15 Corridor. Prior to CB Richard Ellis, he was affiliated with the San Diego office of Grubb & Ellis Company for 13 years, most recently as Senior Marketing Consultant. Mr. Scott holds a Bachelor of Science degree in Business Administration from San Diego State University.

Tyler H. Rose was appointed Senior Vice President and Treasurer in March 1997. Mr. Rose was Senior Vice President, Corporate Finance of Irvine Apartment Communities, Inc. from 1995 to 1997, and was appointed Treasurer in 1996. Prior to that, Mr. Rose was Vice President, Corporate Finance of The Irvine Company from 1994 to 1995. From 1986 to 1994, Mr. Rose was employed at J.P. Morgan & Co., serving in its Real Estate Corporate Finance Group until 1992 and as Vice President of its Australia Mergers and Acquisitions Group from 1992 to 1994. Mr. Rose also served for two years as a financial analyst for General Electric Company. Mr. Rose holds a Master of Business Administration degree from The University of Chicago Graduate School of Business and a Bachelor of Arts degree in Economics from the University of California, Berkeley.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section discusses the compensation practices for our Named Executive Officers (“NEOs”). Our NEOs consist of our Chief Executive Officer, our Chief Operating Officer, our Chief Financial Officer (which comprise our three mostly highly paid executive officers) and our two next most highly paid executive officers. Throughout this Proxy Statement, we refer to our (i) Chief Executive Officer, Chief Operating Officer and Chief Financial Officer collectively as our “Executive Management Team,” (ii) two next most highly paid executive officers as our “Senior Managers,” and (iii) Executive Management Team and our Senior Managers, together with our other executive officers as our “executive officers.”

Compensation Committee Interlocks and Insider Participation

Compensation paid to the NEOs is determined at the sole discretion of the Executive Compensation Committee (the “Compensation Committee”). The Compensation Committee currently consists of three Independent Directors: Dr. Brennan, who serves as its Chairman, and Messrs. Dickey and Kinsella. There are no Compensation Committee interlocks, and none of our employees participate on the Compensation Committee.

Role of the Executive Compensation Committee

The Compensation Committee is responsible for:

•	Establishing, reviewing and approving our compensation philosophy;

•

Reviewing and approving corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives and reviewing and approving the compensation of our Chief Executive Officer based on such evaluation;

•

Reviewing and approving all compensation for our other executive officers, including salary, cash and equity incentive compensation awards (including all annual bonus, long-term incentive compensation, stock option, and other equity-based awards), perquisites and all executive officers’ employment, change in control and severance arrangements;

•	Administering, reviewing and approving all employee pension and welfare benefit plans;

•	Reviewing and approving our policy with respect to severance, change in control and “parachute” payments; and

•	Preparing the Executive Compensation Committee Report.

The Compensation Committee’s Charter, posted on our website at http://www.kilroyrealty.com, describes in greater detail these various responsibilities, and the Compensation Committee and Board periodically review and revise the Charter as needed to keep the Charter current and consistent with our compensation philosophies. The Compensation Committee’s membership is determined by the Board and is composed entirely of Independent Directors. There were 3 meetings of the Compensation Committee in 2008, one of which was an executive session at which no Company employees were present. The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with the Compensation Committee’s Charter, the Compensation Committee may retain independent compensation and other management consultants to assist with, among other things, evaluating our various compensation programs, both individually and in the aggregate, including levels of salary, cash and equity incentives, benefits and other perquisites and awards payable to our key personnel, as well as to advise the Compensation Committee with respect to the development of performance objectives that will contribute to our short-term and long-term profitability.

Role of Management

Our Chief Executive Officer participates in the compensation process as follows:

•	Provides evaluation for other executive officers;

•

Presents overall results of the Company’s performance based upon management’s perception of the Company’s achievement of the predetermined goals set by the Compensation Committee and the Company’s historical and go-forward business objectives and goals;

•	Reviews peer group information and compensation recommendations and provides feedback regarding the potential impact to the Company; and

•

Participates in Compensation Committee meetings at the invitation of the Compensation Committee, subject to exclusion from certain meetings or portions thereof intended to be exclusive of Company management.

Our Chief Financial Officer evaluates the financial implications and affordability of compensation programs and also the Company’s achievement of the predetermined goals set by the Compensation Committee. Other executive officers may periodically participate in the compensation process and Compensation Committee meetings at the invitation of the Compensation Committee to advise on performance and/or activity in areas with respect to which these executive officers have particular knowledge or expertise.

Compensation Objectives

We believe that the compensation programs for our executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis in terms of the Company’s total return performance (stock appreciation and dividends) and fundamental performance (for example, leasing results and balance sheet management). During 2008, we focused on these core fundamentals and attained strong leasing results and maintained a strong balance sheet. We believe that attainment of these fundamental goals exemplifies solid short-term performance that will lead to sustainable long-term shareholder return. Accordingly, the compensation paid to our executive officers for fiscal year 2008 is consistent with our performance in meeting and exceeding certain of these predetermined fundamental operating goals and with strategically positioning the Company for future total shareholder return growth.

Our compensation philosophy for our executive officers is based on the following principles:

•	Our compensation programs should help the Company to attract and retain individuals of superior ability and managerial talent;

•

Our compensation programs should ensure executive officer compensation is aligned with the Company’s corporate strategies and business objectives and the long-term interests of the Company’s stockholders;

•

Our compensation programs should serve to increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas;

•	Our compensation programs should utilize stock-based compensation to reinforce the link between executive compensation and the interests of stockholders; and

•	Our compensation programs should be competitive relative to the compensation paid to similarly situated executives of our Peer Group (as defined in “Compensation Benchmarking and Peer Group” below).

The total compensation program for our executive officers may consist of any or all of the following components:

•	Base salary;

•	Annual incentive cash bonus;

•	Annual and other discretionary equity grants that are subject to vesting based on continued employment;

•	Multi-year outperformance incentive award; and

•	Company contribution to nonqualified deferred compensation plan.

All of our executive officers earn a base salary commensurate with their respective levels to provide them with the stability of a consistent income so they can focus on day-to-day responsibilities. Our philosophy is to also provide our executive officers with significant incentive-based compensation opportunities with goals designed to link each NEO’s compensation to the Company’s performance on both a relative and absolute basis, in terms of both total return to shareholders and fundamental performance, consistent with our strategic and operational goals, which we believe is the best way to ultimately increase shareholder value. Our relative incentive compensation goals compare total return to shareholders and fundamental performance to the performance of our Peer Group and to our past performance, while our absolute goals are defined by specified performance targets. Our incentive programs include annual and long-term cash and equity incentive awards which vest, in the case of certain cash awards, based on the absolute and relative financial performance of the Company. Both compensation levels and the allocation of total compensation between cash and equity and between long- and short-term components are reviewed annually in comparison to the Peer Group and to our historic performance. A significant component of the Executive Management Team’s annual bonuses are payable in restricted stock that vests over a two-year continued service period following the bonus year, as the ultimate value of these awards is closely tied to our ability to maximize shareholder value.

The largest individual component of our Executive Management Team’s compensation is equity compensation. We believe that the majority of our Executive Management Team’s compensation should be in the form of equity for several reasons:

•

Along with our minimum stock ownership policy, equity grants help ensure that a significant portion of our Executive Management Team’s net worth is tied to the value of our stock, aligning the interest of our Executive Management Team with those of our shareholders. Our view is that if we have superior long-term operating performance, our Executive Management Team, through their significant equity compensation, will eventually receive above market compensation from dividends and capital appreciation in our Common Stock. Conversely, if we do not perform as well as our peers, our Executive Management Team’s compensation will appropriately prove to be below market over the long-term.

•

We design our equity awards to be total shareholder return vehicles that provide for dividend equivalent rights, rewarding our Executive Management Team for both share appreciation as well as dividends paid – we believe a focus on total shareholder return will encourage our Executive Management Team to increase earnings to maintain our dividend.

•	Our Executive Management Team’s stock awards generally vest over a two-year period, thus providing an additional retention tool.

Stock Ownership Guidelines

We believe our Executive Management Team should hold a material amount of our stock to link their long-term economic interest directly to that of our stockholders. Accordingly, we have established stock ownership guidelines as follows:

Named Executive	Ownership Requirement as a % of Base Salary	Ownership Requirement Met as of December 31, 2008
John B. Kilroy, Jr.	500%	Yes
Jeffrey C. Hawken	300%	Yes
Richard E. Moran Jr.	300%	Yes

Determination of Compensation Awards/Role of Compensation Consultant

The Compensation Committee retained The Schonbraun McCann Group, a real estate advisory practice of FTI Consulting, Inc., to assist it in the review of our compensation programs. The compensation consultants engaged by the Compensation Committee are consultants specializing in compensation matters in the REIT and real estate industries. The compensation consultants provide data on the compensation and relative performance of our Peer Group, make presentations on matters affecting compensation, provide assessments of the degree to which our compensation arrangements are consistent with market practices and our objectives, and consult on other compensation matters as needed. The compensation consultants also meet privately in executive session with our Compensation Committee. The compensation consultants evaluated the following in recommending the amount of executive compensation relative to the market, as well as the desired mix of base salary, annual incentives and long-term compensation opportunities:

•

Our performance as compared to other REITs, with an emphasis on office REITs, and as compared to other publicly traded real estate companies engaged in activities similar to those engaged in by us, and

•	The current economic environment of the real estate industry and the markets specific to our properties.

The compensation consultants provided advice to the Compensation Committee with respect to competitive practices, the amounts and nature of compensation paid to executive officers, structuring our various compensation programs and recommending the appropriate levels of salary, bonus, equity and cash incentive and other awards and perquisites payable to our Executive Management Team. Based upon the compensation consultants’ recommendations, our executive compensation package for our Executive Management Team consists of a fixed base salary and performance-based cash and equity incentive awards, with a significant portion weighted towards the performance-based components to ensure that total compensation reflects the overall success or failure of the Company and to motivate our Executive Management Team to meet appropriate performance measures, thereby maximizing total return to shareholders. Consistent with our compensation philosophy, annual cash bonuses are paid shortly after the performance year as short-term incentives, while a more substantial component of incentive compensation is paid in restricted stock that vests over a continued service period of two years following the performance year to incentivize over a longer-term and link compensation to shareholder value. Our incentive awards generally tend to be more heavily weighted toward equity awards to help align the interests of our executive officers with those of our shareholders. We also provide various perquisites to our executive officers (described below) to ensure that their overall compensation package is competitive within our Peer Group.

We have retained the compensation consultant to assist the Compensation Committee with the evaluation of specified projects. Other than compensation consulting services, including with regard to the compensation of directors with regard to both board and committee service, the compensation consultant does not provide any additional services to us. The Compensation Committee directs the nature of the communications and interchange of data between the compensation consultant and our staff members and has sole authority to hire, retain and terminate the compensation consultant.

To aid the Compensation Committee in reviewing our compensation programs, our President and Chief Executive Officer and our Chief Financial Officer provided recommendations to the Compensation Committee regarding the compensation of all executive officers. The Compensation Committee also reviewed the performance of each member of our Executive Management Team.

Tax and Accounting Considerations

Limitation on Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain of our executive officers. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 paid to our NEOs during any fiscal year generally must be “performance-based” compensation as determined under Section 162(m). Compensation generally qualifies as performance-based, if among other requirements, it is payable only upon the attainment of pre-established, objective performance criteria based on performance goals that have been approved by our stockholders, and the committee of our Board that establishes and certifies the attainment of such goals consists only of “outside directors.” All members of our Compensation Committee qualify as outside directors.

The Compensation Committee’s policy is to take into account Section 162(m) in establishing compensation of our executive officers to preserve deductibility to the greatest extent possible. The deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive’s exercise of previously granted awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control can also affect deductibility of compensation. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers competitively and in a manner commensurate with performance. From time to time, the Compensation Committee may therefore award compensation to our executive officers which is not fully deductible if it determines that such compensation is consistent with its philosophy and is in our and our stockholders’ best interests. In addition, we believe that we qualify as a REIT under the Internal Revenue Code and are not subject to Federal income taxes, meaning that the payment of compensation that does not satisfy the requirements of Section 162(m) should not have a material adverse consequence to us, provided we continue to distribute 90% of our taxable income. The Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible.

Internal Revenue Code Section 409A.    The Compensation Committee also endeavors to structure executive officers’ compensation in a manner that is either compliant with, or exempt from the application of, Internal Revenue Code Section 409A, which provisions may impose significant additional taxes on non-conforming, nonqualified deferred compensation (including certain equity awards, severance, incentive compensation, traditional deferred compensation and other payments).

Accounting.    Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (FAS 123(R)) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of awards under our 2006 Plan are accounted for under FAS 123(R). The Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Compensation Benchmarking and Peer Group

A comprehensive review of our executive compensation programs was conducted for 2008 to ensure that (1) pay opportunities are competitive with the current market, (2) there is an appropriate link between performance and pay, and (3) our compensation programs support our stated compensation philosophy. In connection with the 2008 review, the compensation consultant surveyed the compensation practices of our Peer Group and utilized other well-established executive compensation surveys to assess our competitiveness and advise the Compensation Committee. The “Peer Group”, which is identical to the Peer Group used in 2007, consisted of the following 15 leading REITs with a median equity market capitalization of approximately $1.5 billion and an equity market capitalization range of $100 million to $7.5 billion as compared to the Company’s equity market capitalization for common shares of approximately $1.2 billion as of December 31, 2008:

Alexandria Real Estate Equities, Inc.	Liberty Property Trust

BioMed Realty Trust	Mack-Cali Realty Corporation

Boston Properties, Inc.	Maguire Properties, Inc.

Brandywine Realty Trust	Parkway Properties, Inc.

Corporate Office Properties Trust	Prologis

Douglas Emmett, Inc.	Realty Income Corporation

Duke Realty Corporation	SL Green Realty Corp.

Highwoods Properties, Inc.

The Peer Group and the compensation surveys are periodically reviewed and updated by the Compensation Committee. We generally set base salary structures and annual incentive targets between the 50th and 75th percentile of the compensation levels of the Peer Group for all our NEOs. We believe that the 50th percentile reflects the threshold target compensation level at which we can provide competitive remuneration to our executive officers and the 75th percentile provides sufficient motivation for our executive officers to achieve superior performance.

Policies with Respect to Equity Compensation Awards

The Compensation Committee, based upon the recommendations of the compensation consultant, evaluates the allocation of equity awards among stock option grants, restricted stock grants, stock appreciation rights, participation units and the various other equity instruments available under our 2006 Plan by reference to the Peer Group discussed above. Based on this evaluation, we currently make annual grants of restricted stock awards by reference to the attainment of annual performance targets and based on the fair market value of our common stock as of the date of grant. The 2006 Plan further requires that the exercise price for stock options and SARs not be less than fair market value of a share of common stock on the date of grant. Under the 2006 Plan, the fair market value of a share of Common Stock will generally be equal to the closing price of a share on the NYSE on the date on which the determination is being made.

Annual restricted stock awards are generally made at the first meeting of the Compensation Committee following the applicable fiscal year in which the award is earned. We may also make grants of equity incentive awards at the discretion of the Compensation Committee or the Board, including but not limited to, in connection with the hiring of new executive officers. Executive officers are permitted to defer receipt of annual restricted stock grants by electing to receive restricted stock units (“RSUs”) payable at a later date or event, subject to the same vesting conditions that would have applied to the underlying restricted shares (as discussed in “Stock Award Deferral Program” below). We believe that grants of restricted stock are consistent with our goal of aligning the interests of our executive officers with those of our shareholders, and that permitting the deferral of these awards into RSUs provides a valuable tax-planning tool that makes our compensation program more competitive.

2007 Development Performance Program

In 2007, as a component of long-term incentive compensation, we implemented a development performance program because the achievement of successful development activities was and continues to be essential to long- term value creation for stockholders. The performance period of this development performance program continued in effect during 2008. A description of the program is provided below. On January 23, 2009, the Compensation Committee approved the following payments under the development completion component (as described below): (i) $750,000 to the Chief Executive Officer, (ii) $375,000 to the Chief Operating Officer, and (iii) $250,000 to the Chief Financial Officer. These awards were paid in unrestricted shares of the Company’s Common Stock. No awards have been earned or paid under the development leasing component (as described below) to date.

•

Development Performance Program.    The specific performance measures for the development performance program were based upon: development completion targets and development leasing targets (each, a “Development Performance Criterion” and, collectively, the “Development Performance Criteria”). The total award opportunity under this program relative to such Development Performance Criteria will be determined for 2007 development starts, in light of the fact that 2007 development starts exceeded a minimum threshold of 150,000 square feet, as follows: 50% for achievement of development completion targets measured based on actual building shell development costs as compared to budgeted building shell development costs on a weighted average basis for all 2007 development starts and 50% for achievement of development leasing targets measured based on an average leased percentage on a weighted average basis for all 2007 development starts and on whether leases included in the average leased percentage were executed at a market rental rate or higher at the time of lease execution on a weighted average basis. The performance period for the development completion component ended at building shell completion for the last 2007 development start.

Awards were earned and vested under the development completion component upon final completion of construction of all 2007 development starts when the targets were met, which occurred in January 2009. The performance period for the development leasing component will end two years after building shell completion for the last 2007 development start or earlier if the pre-determined development leasing targets are met. Awards will be earned and vested under the development leasing component when the 2007 development starts reach average occupancy of 90%, calculated on a weighted average basis, which is currently estimated to occur in 2009. When calculating the total payout under this program, the payout under each Development Performance Criterion is calculated independently.

Payments under the development performance program will be made under the 2006 Plan in unrestricted shares of Common Stock of the Company or in long-term incentive partnership units of the Operating Partnership (“LTIP Units”) that, subject to certain conditions, may become exchangeable on a one-for-one basis for shares of the Company’s Common Stock or cash, at the election of the Company, with no additional vesting because the completion of development starts generally represents a two to three-year period similar to the vesting periods associated with traditional time-based awards.

2008 Executive Compensation Elements

The principal elements of 2008 compensation for our NEOs were base salary, cash incentive awards and equity incentive awards. The allocation of compensation across our compensation elements for 2008 reflects our philosophy of maintaining a strong relationship between performance and pay by delivering the majority of each executive’s compensation in the form of incentive compensation, consistent with the practices of our Peer Group.

The allocation of compensation for our Executive Management Team for 2008 was as follows:

Compensation Element (using 2008 actual compensation amounts)	John B. Kilroy, Jr.	Jeffrey C. Hawken	Richard E. Moran Jr.
Salary	8%	10%	12%
Cash Incentive	34%	25%	28%
Equity Incentive	58%	65%	60%

The allocation across compensation elements as between base salary and incentive compensation has remained relatively consistent from year to year.

The allocation of compensation across our compensation elements for 2008 for our Senior Managers based on actual 2008 compensation was as follows: (i) 55.0% salary, 22.5% cash incentive, and 22.5% equity incentive for Steven R. Scott; and (ii) 36.5% salary, 31.75% cash incentive; and 31.75% equity incentive for Tyler H. Rose. The grant of incentive compensation awards to our Senior Managers is discretionary.

Base Compensation

For 2008, we provided our NEOs with base salaries that are designed to be between the 50th and 75th percentile of the Peer Group. In approving 2008 base salaries for our Executive Management Team, the Compensation Committee reviewed the market data from our Peer Group and relevant compensation surveys. The Compensation Committee also considered the performance of each executive, the performance of the Company, the contribution of each executive to our overall results, input from our Chief Executive Officer, and the desire to retain the executive. No formulaic base salary increases are provided to the NEOs. Upon review of the independently prepared comparison of base salary levels among the Peer Group, we found that the median base salary level had increased. Consistent with our compensation philosophy, the Compensation Committee approved increases to 2007 salaries at levels consistent with increases typical of our Peer Group so we could maintain our relative position amongst our Peer Group and better compete to retain top executive talent.

For 2008, base salaries were as follows:

Named Executive	2008 Base Salary
John B. Kilroy, Jr.	$1,050,000
Jeffrey C. Hawken	$575,000
Richard E. Moran Jr.	$525,000
Steven R. Scott	$365,000
Tyler H. Rose	$365,000

Performance-Based Compensation

Performance Goals

We structure our compensation programs to reward our executive officers based on our corporate performance. This allows our executive officers to receive incentive compensation if certain specified corporate performance measures are achieved. Corporate performance measures are established in the beginning of each year based on the Company’s annual business plan and input from both our compensation consultant and Compensation Committee.

We maintained two performance-based incentive programs in 2008 for the Executive Management Team: (i) the annual cash bonus program, which consists of a cash payout based upon the achievement of four equally weighted performance measures – 2008 funds from operations, 2008 revenues, 2008 operating margins and 2008 leasing (as defined in the program); and (ii) the annual long-term incentive program, which utilizes the same equally weighted performance criteria as the annual cash bonus program, but any earned award is paid out in restricted shares that vest 50% on December 31, 2009 and 50% on December 31, 2010 based on continued employment through each such date. As noted above, our Executive Management Team may defer receipt of these shares by electing to receive RSUs with deferred payment dates.

We believe that these strategic and financial goals are key drivers in ultimately creating shareholder value and accordingly these goals help to align the interests of our Executive Management Team and our shareholders. At the time the financial objectives were established, we believed that the targets would be challenging and difficult, but achievable with significant effort and management skill.

The amounts paid under each of our programs for 2008 were determined based upon our actual performance measured against the performance criteria. Where threshold performance levels were exceeded but applicable target levels were not achieved, the Executive Management Team was entitled to earn proportionate awards (i.e. 75% achievement of the four equally weighted performance measures would earn the executive 75% of his target maximum award). Performance targets were adjustable by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee did not consider the effect of such events indicative of our performance. Payments under each of the programs were contingent upon continued employment through the payment date, though pro rata bonus payments would have been paid in the event of death or disability based on actual performance at the date relative to the targeted performance measures for each program.

In 2008, the Company surpassed all of the minimum threshold levels but did not meet all of the maximum performance targets. However, due to the exceptional performance achieved against the leasing criterion, additional bonus amounts were earned by our Executive Management Team up to the maximum bonus awards, as described below in “2008 Annual Cash Bonus Program” and “2008 Annual Long-Term Incentive Program.”

2008 Annual Cash Bonus Program

For 2008, the Compensation Committee established defined annual incentive award levels at threshold, target and maximum based on the following four measures: 2008 funds from operations (FFO), 2008 revenues, 2008 operating margins and 2008 leasing (as defined in the program). The 2008 annual cash bonus amounts are designed to reward the executives at approximately the 50th percentile of the Peer Group for target level and at approximately the 75th percentile of the Peer Group for maximum level. Each performance measure is equally weighted. The award levels as a percentage of base salary are as follows:

	2008
Named Executive	Threshold Level	Target Level	Maximum Level	Maximum Bonus Award
John B. Kilroy, Jr.	150%	300%	450%	$4,725,000
Jeffrey C. Hawken	83%	167%	250%	$1,437,500
Richard E. Moran Jr.	75%	150%	225%	$1,181,250

Based on its assessment of corporate performance, the Compensation Committee approved the following cash bonuses for 2008 (paid in early 2009):

Named Executive	2008 Cash Bonus
John B. Kilroy, Jr.	$4,725,000
Jeffrey C. Hawken	$1,437,500
Richard E. Moran Jr.	$1,181,250

2008 Annual Long-Term Incentive Program

For 2008, the Compensation Committee defined a target maximum annual incentive award for the Executive Management Team based on the following four equally weighted measures (identical measures to the 2008 Annual Cash Bonus Program): 2008 FFO, 2008 revenues, 2008 operating margins and 2008 leasing (as defined in the program). The 2008 annual long-term incentive program target maximum awards are designed to reward the executives at approximately the 75th percentile of the Peer Group . In the event target maximum levels were not achieved the executive would receive an award proportionate to the level of performance achieved, i.e. 75% achievement of the four equally weighted performance measures would earn the executive 75% of his target maximum award.

Awards under the 2008 annual long-term incentive program were granted in restricted stock under the 2006 Plan and the Executive Management Team was permitted to elect to receive RSUs with deferred payment terms in lieu of such restricted stock. The awards earned (whether restricted stock or RSUs) are subject to a two-year service period following the performance period and will vest 50% on December 31, 2009 and 50% on December 31, 2010 based on continued employment through all applicable vesting dates.

The 2008 annual long-term incentive program target maximum awards are based on the following dollar amounts:

2008 Annual Long-Term Incentive Program
Named Executive	Target Maximum
John B. Kilroy, Jr.	$8,000,000
Jeffrey C. Hawken	$3,700,000
Richard E. Moran Jr.	$2,500,000

Based on its assessment of corporate performance, the Compensation Committee approved the following long-term incentive awards for 2008:

Named Executive	2008 Annual Long-Term Incentive Program Awards
John B. Kilroy, Jr.	$8,000,000
Jeffrey C. Hawken	$3,700,000
Richard E. Moran Jr.	$2,500,000

Discretionary Long-Term Vesting Equity Incentive Awards

Our Senior Managers, along with other selected Company employees, are also eligible to participate in our annual restricted stock grants, which are an important component of the compensation necessary to attract and retain talented executive officers. As explained under “Policies with Respect to Equity Compensation Awards”

above, our Senior Managers may defer receipt of their annual restricted stock grants by electing to receive RSUs. Discretionary equity grants may also be made under the 2006 Plan. Guidelines for the number of restricted stock awards granted to each executive officer are determined based upon several factors, including the executive officer’s salary grade, performance and the value of the stock at the time of grant. As a result, additional grants other than the annual award may be made following a significant change in job responsibility, in recognition of a significant achievement or as otherwise determined by the Compensation Committee.

2009 Executive Compensation Elements

For 2009, the Compensation Committee and the Executive Management Team, in recognition of the continuing adverse and unprecedented market conditions that have negatively impacted our total return to shareholders, have determined to reduce overall target compensation levels from 2008 by meaningful amounts. This determination is being implemented through the following changes to the Company’s existing compensation programs:

•	All Executive Management Team base salaries are being frozen at 2008 levels; and

•

Simplification of our incentive compensation program through the establishment of one annual program that includes (i) an approved formulaic maximum possible payout for the Executive Management Team that is on average a 59% reduction from the approved possible payout under the 2008 executive compensation programs and (ii) a discretionary component.

Base Compensation

On January 26, 2009, the Compensation Committee approved the following 2009 base salaries for the NEOs:

Named Executive	2009 Base Salary
John B. Kilroy, Jr.	$1,050,000
Jeffrey C. Hawken	$575,000
Richard E. Moran Jr.	$525,000
Steven R. Scott	$365,000
Tyler H. Rose	$365,000

Performance-Based Compensation

On January 26, 2009 the Compensation Committee also approved the 2009 annual bonus program for the Executive Management Team that will allow executive management to receive incentive compensation. Incentive compensation will be awarded in the event certain specified corporate performance measures are achieved. The 2009 annual bonus program also provides the Compensation Committee the discretion to make additional awards beyond the formulaic annual cash bonus awards. The purpose of this program is to provide incentive to the Company’s executive officers to attain established performance measures and ultimately to create shareholder value in a “pay for performance” structure that is aligned with the interests of the Company’s stockholders.

2009 Annual Bonus Program

The specific performance measures for the 2009 annual bonus program are based upon: 2009 EBITDA, 2009 revenue, 2009 operating margins and 2009 leasing (each as defined in the 2009 annual bonus program, a “Performance Criterion” and, collectively, the “Performance Criteria”). The actual total award payout under this program relative to these performance measures will be determined as follows: 40% for achievement of 2009 EBITDA targets, 20% for 2009 revenue targets, 20% for 2009 operating margin targets and 20% for 2009 leasing targets. The Compensation Committee has chosen to replace the funds from operations criterion with EBITDA due to significant uncertainty in the debt markets, which is reflected in the Company’s income statement through interest expense, and which is the primary difference between EBITDA and FFO.

Under the 2009 annual bonus program, the Executive Management Team is eligible to earn different amounts of incentive compensation depending on the level of performance achieved for each of the Performance Criteria. The Executive Management Team must exceed a minimum threshold performance level for each Performance Criterion to earn incentive compensation with respect to that individual Performance Criterion. Once the Executive Management Team exceeds the applicable minimum thresholds, they are eligible to earn additional incentive compensation upon achieving target levels of performance. In the event the Executive Management Team exceeds the applicable thresholds but does not achieve the applicable target performance levels, the awards will be calculated on a pro-rata basis. When calculating the total payout under this program, the payout under each Performance Criterion is calculated independently. In the event the Executive Management Team exceeds the target level performance for any individual Performance Criterion it can be used to supplement the total possible payout, subject to the aggregate maximum payout as set forth below. Any additional excess performance above such target bonus award will not be counted toward the formulaic annual bonus, but may be considered by the Compensation Committee as part of the discretionary component of the 2009 annual bonus program.

For 2009, the Compensation Committee has established the threshold and maximum target award levels as a percentage of base salary as follows:

	2009 Annual Bonus Program
Named Executive	Threshold Level	Target Level	Maximum Bonus Award
John B. Kilroy, Jr.	257%	476%	$5,000,000
Jeffrey C. Hawken	245%	391%	$2,250,000
Richard E. Moran Jr.	174%	305%	$1,600,000

It is anticipated that any amounts earned under the 2009 annual bonus program will be paid during the first quarter of 2010 with any amounts earned up to the first 50% of the applicable target award to be paid in cash and any portion of the remaining 50% of the applicable target award to be paid in restricted stock or RSUs, as applicable. Restricted stock or RSU awards earned under the 2009 annual bonus program will vest in equal annual installments over a two-year service period as follows: 50% on December 31, 2010 and 50% on December 31, 2011 based on continued employment through the applicable vesting date.

The 2009 annual bonus program allows the Compensation Committee the discretion, but creates no obligation, to make additional awards to the Executive Management Team based on its assessment of the performance of the Company and each individual separately. Such discretionary awards can be paid in cash, equity or some combination thereof at the Compensation Committee’s discretion.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 with respect to shares of our common stock available for issuance under our equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options (a)		Weighted- Average Exercise Price of Outstanding Options (b)	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c) (1)
Equity Compensation plans approved by stockholders	24,000	(2)	$25.24	1,120,973
Equity Compensation plans not approved by stockholders	N/A		N/A	N/A

Total	24,000		$25.24	1,120,973

(1)	Includes shares available for future restricted stock grants under the 2006 Plan.

(2)	Issued under the Company’s 1997 Stock Option and Incentive Plan.

As of March 31, 2009, the number of securities to be issued upon exercise of outstanding options, warrants and rights was equal to 24,000, the weighted average exercise price of outstanding options, warrants and rights was equal to $25.24 and the weighted average term was 2.1 years. In addition, as of March 31, 2009, a total of 212,948 shares of restricted stock and 577,815 RSUs were outstanding. As of March 31, 2009, there were 586,288 shares available to be issued under the 2006 Plan.

During 2008, 2007 and 2006, we granted 184,245, 269,323 and 87,067 shares of restricted stock, respectively. During 2008, we also granted 7,688 RSUs. The weighted average common shares outstanding for 2008, 2007 and 2006 were 32,466,591, 32,379,997 and 31,244,062 shares, respectively.

Deferred Compensation Plan

We maintain a Deferred Compensation Plan (the “Deferred Compensation Plan”) under which our directors and certain of our management employees (the “Participants”), including our NEOs, may defer receipt of their compensation, including up to 70% of their salaries and up to 100% of their director fees and cash bonuses, each as applicable. In addition, eligible management employees, including the NEOs, will generally receive monthly contributions from us to their Deferred Compensation Plan accounts equal to 10% of their respective gross monthly base salaries, without regard to whether such employees elect to defer salary or bonus compensation under the Deferred Compensation Plan. We may also make additional discretionary contributions to participant accounts. The Deferred Compensation plan fits into our compensation philosophy by providing our NEOs with the ability to accrue compensation and generate savings in a tax-efficient manner in excess of limits imposed under tax-qualified “401(k) plans,” thereby providing additional financial security that enables our executives to focus on their work-related obligations.

Participant elections with respect to deferrals of compensation and distributions must generally be made in the year preceding that in which the compensation is earned, except that elections with respect to certain performance-based bonuses may be made as late as six months prior to the end of the applicable performance period (June 30th in the case of calendar-year performance period). In addition, newly eligible Participants may be able to make deferral elections up to thirty days after they first become eligible to participate in the Deferred Compensation Plan, if later than the end of the year preceding that in which such deferred amounts will be earned. Participants may only change existing elections with respect to distributions if they satisfy certain requirements set forth in the Deferred Compensation Plan, including that they do so no later than twelve months prior to the first scheduled distribution and that they extend their deferral elections by at least five years.

Participants will be permitted to allocate (and reallocate) their deferrals, as well as company contributions and any notional earnings on either of the foregoing, amongst various investment alternatives made available by the Deferred Compensation Plan administrator for purposes of determining any notional gains or losses on Participant account balances. These allocations will be hypothetical only and will not give Participants ownership interests in any actual assets of the Company or any trust funding obligations under the Deferred Compensation Plan, however, the Company may set aside assets to fund its obligations under the Deferred Compensation Plan in a limited (“rabbi”) trust, subject to the claims of the Company’s creditors in the event of the Company’s bankruptcy or insolvency.

Participants may elect to receive distributions of their accounts (other than distributions of Company contributions) (i) while still in the service of the Company, in either a lump sum or in two to five annual installments occurring (or beginning) no earlier than two years after such amounts were earned, (ii) upon retirement from service, in a lump sum or up to fifteen annual installments (beginning no earlier than six months after retirement), or (iii) upon a change in control, in full. Participant elections may also provide for payment upon the earliest to occur of any two or more of the foregoing events (subject to the distribution limitations applicable to Company contributions). If a Participant separates from service with the Company and its affiliates for any reason other than due to the Participant’s death, disability or retirement, the remaining balance of the Participant’s account will generally be distributed in full six months after the occurrence of such separation from service. In addition, a Participant’s account balance will be distributed as soon as possible following the Participant’s death or disability. All such separation, death and disability distributions will be made without regard to any Participant election(s).

Stock Award Deferral Program

We also maintain a Stock Award Deferral Program (the “Deferral Program”) under which our directors and certain of our management employees, including our NEOs, may defer receipt of restricted stock awards granted under the 2006 Plan (“Stock Awards”) by electing to receive an equivalent number of restricted stock units (“RSUs”) in lieu of such Stock Awards. Each RSU issued under the Deferral Program represents the right to receive one share of our Common Stock in the future and will be subject to the same vesting conditions as would have applied to the Stock Award in lieu of which such RSU is issued. In addition, RSUs carry with them the right to receive dividend equivalents that credit participants, upon our payment of dividends in respect of the shares underlying the participant’s RSUs, with additional, fully-vested RSUs equal to the value of the dividend paid n respect of such shares. Shares of stock underlying RSUs will be paid to the executive holding RSUs on the earliest to occur of a change in control, the executive’s “separation from service” with us, the executive’s death or disability or a pre-determined date specified by the executive. By electing to receive RSUs instead of restricted shares, executives may be able to defer taxes on these awards, which makes our compensation program more desirable and helps us to attract and retain top talent.

Defined Contribution Plans

We maintain a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover our eligible employees, including the NEOs, and those of certain designated affiliates. The 401(k) Plan permits our eligible employees to defer up to 60% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We currently make matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum of five percent of the participant’s annual salary and subject to certain other limits. Participants vest immediately in the amounts contributed by us on their behalves. Our employees are eligible to participate in the 401(k) Plan after three months of credited service with us. The 401(k) Plan qualifies under Section 401 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan. This tax-preferential savings option fits our compensation philosophy by helping us to attract and retain top talent.

Severance and Change in Control Arrangements

Each of John B. Kilroy, Jr., Jeffrey C. Hawken, Richard E. Moran Jr., Tyler H. Rose and Steven R. Scott has entered into a three-year employment agreement with us, effective January 1, 2007. All of these agreements are subject to automatic one-year renewals if not terminated by either party and provide for severance benefits under certain events, described below. The agreements were amended in December 2008 to add technical amendments to comply with Internal Revenue Code Section 409A. We believe that the protections granted by these employment agreements help to ensure the day-to-day stability necessary to our executives to enable them to properly focus their attention on their duties and responsibilities with us. We have selected the payment triggers described below in an effort to address, and provide security with regard to, some of the most uncertain events relating to continued employment, thereby limiting concern and uncertainty and promoting productivity.

John B. Kilroy, Jr., Jeffrey C. Hawken and Richard E. Moran Jr.

The employment agreements of Mr. Kilroy, Mr. Hawken and Mr. Moran provide that in the event that the employment of the executive is terminated without “Cause” or for “Good Reason” (as defined in the applicable Employment Agreement), the terminated executive is entitled to receive the following payments and benefits (together with the Severance Payment (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs, and agreements, but with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; and (vii) continuation health coverage for the terminated executive, his spouse and his dependents, as applicable, for three years after the date of termination, at our expense, except that if we cannot continue fully-insured health coverage for Mr. Moran during the entire three-year coverage period, then we shall pay Mr. Moran, in lieu of such health coverage, $4,166.67 for each month during the three-year period that he does not have coverage (the “Moran Health Benefits”). In addition, each executive is entitled to receive a severance payment (the “Severance Payment”) equal to the sum of (i) three times annual base salary, and (ii) three times the average of the two highest target annual incentives (e.g., the sum of the annual cash award target and the annual stock target as detailed for each executive above, which sum may be increased for the determination of the Severance Payment only if the Board or the Compensation Committee specifically approves such increase) during the three preceding full performance years, except that the actual annual incentive earned by the executive in 2006 shall be used instead of the 2006 target annual incentive when making such determination and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in the applicable employment agreement.

As defined in the Employment Agreements, Good Reason includes, among other things, the right of the executives to terminate employment with us in the twelfth month following a “Change in Control” of the Company (as defined in the Employment Agreements). Also, a non-extension by us of the term of the Employment Agreements will be deemed a termination of the relevant executive’s employment without Cause.

In the event that the employment of an executive is terminated due to his retirement or death, such terminated executive is entitled to receive the Termination Benefits, except that (i) his Severance Payment shall equal the sum of (a) his annual base salary and (b) the average of his two highest target annual incentives (e.g., the sum of the annual cash award target and the annual stock target as detailed for each executive above, which sum may be increased for the determination of the Severance Payment only if the Board or the Compensation Committee specifically approves such increase) during the three preceding full performance years, except that the actual annual incentive earned by the executive in 2006 shall be used instead of the 2006 target annual incentive when making such determination and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in the applicable employment agreement, and (ii) if the executive is Mr. Moran, he will have the opportunity to receive the Moran Health Benefits only upon retirement and not upon death.

In the event that the employment of an executive is terminated due to his disability, such terminated executive is entitled to receive the Termination Benefits, except that his Severance Payment shall equal the sum of (i) two times his annual base salary and (ii) two times the average of his two highest target annual incentives (i.e., the sum of the annual cash award target and the annual stock target as detailed for each executive above, which sum may be increased for the determination of the Severance Payment only if the Board or the Compensation Committee specifically approves such increase) during the three preceding full performance years, except that the actual annual incentive earned by the executive in 2006 shall be used instead of the 2006 target annual incentive when making such determination and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in the applicable employment agreement.

In the event of a Change in Control of the Company (as defined in the employment agreements), Messrs. Kilroy, Jr., Hawken and Moran Jr. are generally entitled to receive gross-up payments from us for any excise taxes imposed, pursuant to Section 4999 of the Internal Revenue Code (and any taxes imposed as a result of the gross-up payment), on the payments and benefits that the executives will receive upon such Change in Control under the Employment Agreements or under any other arrangement with us. We agree to place such gross-ups, payments and benefits in separate rabbi trusts on behalf of each executive within thirty (30) days after the Change in Control.

The employment agreements require each of the executives to sign a general release in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. The executives are also subject to (i) restrictions on solicitation during the term of the employment agreements and for one year after termination of employment due to retirement, two years after termination of employment due to disability, or three years after termination of employment without Cause or for Good Reason, (ii) restrictions on disclosure of confidential information during the term of the employments and in perpetuity thereafter, and (iii) restrictions on disparaging the Company, its affiliates and agents during the term of the employment agreements and in perpetuity thereafter. The executives further agree to cooperate with the Company, during the term of the employment agreements and thereafter, regarding any litigation to which the Company is party. If an executive fails to comply with the restrictions on solicitation and disclosure of confidential information described above, then the executive may forfeit all unvested equity awards, unexercised options and unpaid restricted stock units granted at or after January 1, 2007 and held by the executive or his transferee at the time of such non-compliance.

Tyler H. Rose and Steven R. Scott

The employment agreements of Mr. Rose and Mr. Scott provide that in the event that the employment of the executive is terminated without “Cause” or for “Good Reason” (as defined in the applicable Employment Agreement), such terminated executive is entitled to receive the Termination Benefits except that (i) his Severance Payment is equal to the sum of (a) two times his annual base salary and (b) two times the average of his two highest annual incentives (i.e., the sum of the annual cash award and the annual stock incentive target, as defined in the applicable employment agreement) during the three preceding full performance years and (ii) the continuation of health coverage for the terminated Executive, his spouse and his dependents, as applicable, shall be for a period of two years after the date of termination, at our expense.

In the event that the employment of Mr. Scott or Mr. Rose is terminated due to retirement, such terminated Executive is entitled to receive all Termination Benefits, except that (i) his Severance Payment shall be equal to zero and (ii) the continuation of health coverage for the terminated Executive, his spouse and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

In the event that the employment of Mr. Scott or Mr. Rose is terminated due to his death, the terminated Executive is entitled to receive the Termination Benefits, except that (i) his Severance Payment shall equal the sum of (a) one times his annual base salary and (b) one times the average of his two highest annual incentives (i.e., the sum of the annual cash award and the annual stock incentive target, as defined in the applicable employment agreement) during the three preceding full performance years, and (ii) the continuation of health coverage for the terminated Executive, his spouse and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

In the event that the employment of Mr. Scott or Mr. Rose is terminated due to disability, such terminated executive is entitled to receive the Termination Benefits, except that the continuation of health coverage for the terminated executive, his spouse and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

If Mr. Scott or Mr. Rose becomes entitled to the Termination Benefits (or other compensation or benefits) in connection with a Change in Control (the “Change in Control Benefits”), then certain excise taxes may apply under Section 4999 of the Internal Revenue Code. To avoid the imposition of such excise taxes, we will reduce the Change in Control Benefits payable to an executive only if the executive retains a greater portion of the Change in Control Benefits after such reduction than the portion of the Change in Control Benefits that the Executive would have retained without such reduction and after the payment of applicable excise taxes. We will place the Change in Control Benefits due to the executives in separate rabbi trusts on behalf of each executive within thirty (30) days after a Change in Control.

The employment agreements require each of the executives to sign a general release in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. The executives are also subject to (i) restrictions on solicitation during the term of the employment agreements and for one year after termination of employment due to retirement, two years after termination of employment due to disability, or three years after termination of employment without Cause or for Good Reason, (ii) restrictions on disclosure of confidential information during the term of the employments and in perpetuity thereafter, and (iii) restrictions on disparaging the Company, its affiliates and agents during the term of the employment agreements and in perpetuity thereafter. The executives further agree to cooperate with the Company, during the term of the employment agreements and thereafter, regarding any litigation to which the Company is party. If an executive fails to comply with the restrictions on solicitation and disclosure of confidential information described above, then the executive may forfeit all unvested equity awards, unexercised options and unpaid restricted stock units granted at or after January 1, 2007 and held by the executive or his transferee at the time of such non-compliance.

Other Elements of Compensation and Perquisites

To assist us in attracting and retaining key executives critical to our long-term success and to ensure that their compensation is commensurate with similarly situated executives in our Peer Group, we provide our NEOs with perquisites as follows:

Employee Healthcare Premiums.    We, at our sole cost, provide to each executive officer, the executive officer’s spouse and children such health, dental and optical insurance as we may from time to time make available to our other executives of the same level of employment.

Supplemental Healthcare Insurance.    We, at our sole cost, provide to each executive officer supplemental healthcare insurance, which consists of an annual benefit per executive officer for reimbursed medical expenses during a calendar year.

Life Insurance Premiums.    We provide John B. Kilroy, Jr. with a life insurance policy pursuant to the terms of his employment agreement.

Contribution to Deferred Compensation Plan.    We make monthly Company contributions to our executive officers’ Deferred Compensation Plan accounts equal to 10% of their respective gross monthly base salaries.

Automobile Allowance.    We provide each executive officer and certain other employees with an automobile allowance during the term of such employee’s employment with us as we in our sole discretion may from time to time make available to our other employees of the same level of employment.

Automobile Reimbursements.    We reimburse our executive officers and certain other employees for certain automobile-related expenses during the term of their employment.

Automobile Lease.    We, at our sole cost, lease a car for John B. Kilroy, Jr.

Club Dues.    We, at our sole cost, pay certain club dues for John B. Kilroy, Jr. and Jeffrey C. Hawken.

Financial Planning Services.    We pay or reimburse John B. Kilroy, Jr., Jeffrey C. Hawken and Richard E. Moran Jr. for certain financial planning services pursuant to the terms of their respective employment agreements.

Home Office Expenses.    We reimburse our executive officers for certain home office expenses, including telephone and internet service and office supplies.

Executive Compensation Committee Report

The Compensation Committee has reviewed and discussed our Compensation Discussion and Analysis section with management, and based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis section be included in the annual meeting proxy statement on Schedule 14A.

Executive Compensation Committee

Edward F. Brennan, Ph.D., Chairman

William P. Dickey

Dale F. Kinsella

Executive Compensation

Summary Compensation Table

The following table sets forth summary information regarding our compensation practices for each of our NEOs for all services rendered to us in all capacities in 2006, 2007 and 2008.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)		Option Awards ($)	Non Equity Incentive Plan Compensation ($)		Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($) (22)
(a) (18)	(b)	(c)	(d)	(e)		(f)	(g)		(h)	(i)	(j)
John B. Kilroy, Jr.	2008	$1,050,000		$7,814,133	(3)		$4,725,000	(19)		$348,530	$13,937,663
President and Chief Executive Officer	2007	$1,000,000		$8,797,647	(4)		$4,000,000	(20)		$346,157	$14,143,804
	2006	$950,000		$3,103,916	(5)		$2,490,000	(21)		$83,292	$6,627,208

Jeffrey C. Hawken	2008	$575,000		$3,088,171	(6)		$1,437,500	(19)		$106,509	$5,207,180
Executive Vice President and Chief Operating Officer	2007	$550,000		$2,858,775	(7)		$1,200,000	(20)		$101,991	$4,710,766
	2006	$460,000		$1,235,224	(8)		$698,250	(21)		$41,830	$2,435,304

Richard E. Moran Jr.	2008	$525,000		$2,180,741	(9)		$1,181,250	(19)		$114,411	$4,001,402
Executive Vice President, Chief Financial Officer and Secretary	2007	$500,000		$2,112,575	(10)		$960,000	(20)		$85,483	$3,658,058
	2006	$430,000		$846,663	(11)		$468,825	(21)		$36,370	$1,781,858

Steven R. Scott	2008	$365,000	$150,000	$905,580	(12)					$68,379	$1,488,959
Senior Vice President	2007	$350,000	$350,000	$778,793	(13)					$65,692	$1,544,485
	2006	$275,000	$350,000	$389,071	(14)					$29,332	$1,043,403

Tyler H. Rose	2008	$365,000	$317,500	$493,523	(15)					$67,400	$1,243,423
Senior Vice President and Treasurer	2007	$350,000	$325,000	$387,276	(16)					$64,544	$1,126,820
	2006	$275,000	$325,000	$237,177	(17)					$26,945	$864,122

(1)	Reflects compensation expense for stock awards recognized by us under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (FAS 123(R)) for fiscal 2008, exclusive of any assumptions for forfeitures. Compensation expense for stock awards is based on the intrinsic value of these awards based on the quoted closing share price of the Company’s Common Stock on the NYSE on the grant date.

(2)	Includes the perquisites identified in the table below and our 401(k) matching contribution.

(3)	Includes $7,462 related to restricted stock grants made in 2006 with respect to the 2005 performance period; $2,783,209 related to restricted stock grants made in 2007 with respect to the 2006 performance period; $1,302,996 related to restricted stock grants made in 2007 with respect to the 2007 performance period; $3,192,452 related to RSU grants made in 2009 with respect to the 2008 performance period; and $308,349 related to stock grants made in 2009 with respect to the development completion program component of the 2007 long-term targeted performance incentive program earned in 2009. Also includes $219,665 related to the development leasing program component of the 2007 long-term targeted performance incentive program, for which no shares had been earned as of the date of this report.

(4)	Includes $26,953 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $252,962 related to restricted stock grants made in 2006 with respect to the 2005 performance period; $6,599,766 related to restricted stock grants made in 2007 with respect to the 2006 performance period; $1,180,745 related to restricted stock grants made in 2007 with respect to the 2007 performance period; and $410,272 related to stock grants made in 2009 with respect to the development completion program component of the 2007 long-term targeted performance incentive program earned in 2009. Also includes $326,949 related to the development leasing program component of the 2007 long-term targeted performance incentive program, for which no shares had been earned as of the date of this report.

(5)	Includes $20,812 related to restricted stock grants made in 2004 with respect to the 2003 performance period; $249,511 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $810,573 related to restricted stock grants made in 2006 with respect to the 2005 performance period; and $2,023,020 related to restricted stock grants made in 2007 with respect to the 2006 performance period.

(6)	Includes $4,975 related to restricted stock grants made in 2006 with respect to the 2005 performance period; $691,182 related to restricted stock grants made in 2007 with respect to the 2006 performance period; $651,498 related to restricted stock grants made in 2007 with respect to the 2007 performance period; $1,476,509 related to RSU grants made in 2009 with respect to the 2008 performance period; and $154,175 related to stock grants made in 2009 with respect to the development completion program component of the 2007 long-term targeted performance incentive program earned in 2009. Also includes $109,832 related to the development leasing program component of the 2007 long-term targeted performance incentive program, for which no shares had been earned as of the date of this report.

(7)	Includes $17,968 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $168,186 related to restricted stock grants made in 2006 with respect to the 2005 performance period; $1,713,639 related to restricted stock grants made in 2007 with respect to the 2006 performance period; $590,372 related to restricted stock grants made in 2007 with respect to the 2007 performance period; and $205,136 related to stock grants made in 2009 with respect to the development completion program component of the 2007 long-term targeted performance incentive program earned in 2009. Also includes $163,474 related to the development leasing program component of the 2007 long-term targeted performance incentive program, for which no shares had been earned as of the date of this report.

(8)	Includes $13,875 related to restricted stock grants made in 2004 with respect to the 2003 performance period; $164,492 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $526,253 related to restricted stock grants made in 2006 with respect to the 2005 performance period; and $530,604 related to restricted stock grants made in 2007 with respect to the 2006 performance period.

(9)	Includes $2,985 related to restricted stock grants made in 2006 with respect to the 2005 performance period; $569,778 related to restricted stock grants made in 2007 with respect to the 2006 performance period; $434,332 related to restricted stock grants made in 2007 with respect to the 2007 performance period; $997,641 related to RSU grants made in 2009 with respect to the 2008 performance period; and $102,783 related to stock grants made in 2009 with respect to the development completion program component of the 2007 long-term targeted performance incentive program earned in 2009. Also includes $73,222 related to the development leasing program component of the 2007 long-term targeted performance incentive program, for which no shares had been earned as of the date of this report.

(10)	Includes $10,781 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $101,185 related to restricted stock grants made in 2006 with respect to the 2005 performance period; $1,361,287 related to restricted stock grants made in 2007 with respect to the 2006 performance period; $393,582 related to restricted stock grants made in 2007 with respect to the 2007 performance period; and $136,757 related to stock grants made in 2009 with respect to the development completion program component of the 2007 long-term targeted performance incentive program earned in 2009. Also includes $108,983 related to the development leasing program component of the 2007 long-term targeted performance incentive program, for which no shares had been earned as of the date of this report.

(11)	Includes $8,325 related to restricted stock grants made in 2004 with respect to the 2003 performance period; $99,804 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $324,230 related to restricted stock grants made in 2006 with respect to the 2005 performance period; and $414,304 related to restricted stock grants made in 2007 with respect to the 2006 performance period.

(12)	Includes $12,703 related to restricted stock grants made in 2004 with respect to the 2003 performance period; $99,951 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $199,893 related to restricted stock grants made in 2006 with respect to the 2005 performance period; $408,276 related to restricted stock grants made in 2007 with respect to the 2006 performance period; and $184,757 related to restricted stock grants made in 2008 with respect to the 2007 performance period.

(13)

Includes $112,419 related to restricted stock grants made in 2004 with respect to the 2003 performance period; $99,951 related to restricted stock grants made in 2005 with respect to the 2004 performance period;

$199,754 related to restricted stock grants made in 2006 with respect to the 2005 performance period; and $366,669 related to restricted stock grants made in 2007 with respect to the 2006 performance period.

(14)	Includes $112,416 related to restricted stock grants made in 2004 with respect to the 2003 performance period; $99,948 related to restricted stock grants made in 2005 with respect to the 2004 performance period; and $176,707 related to restricted stock grants made in 2006 with respect to the 2005 performance period.

(15)	Includes $8,460 related to restricted stock grants made in 2004 with respect to the 2003 performance period; $74,964 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $99,948 related to restricted stock grants made in 2006 with respect to the 2005 performance period; $153,108 related to restricted stock grants made in 2007 with respect to the 2006 performance period; and $157,043 related to restricted stock grants made in 2008 with respect to the 2007 performance period.

(16)	Includes $74,952 related to restricted stock grants made in 2004 with respect to the 2003 performance period; $74,964 related to restricted stock grants made in 2005 with respect to the 2004 performance period; $99,877 related to restricted stock grants made in 2006 with respect to the 2005 performance period; and $137,483 related to restricted stock grants made in 2007 with respect to the 2006 performance period.

(17)	Includes $74,952 related to restricted stock grants made in 2004 with respect to the 2003 performance period; $74,964 related to restricted stock grants made in 2005 with respect to the 2004 performance period; and $87,261 related to restricted stock grants made in 2006 with respect to the 2005 performance period.

(18)	For a description of each NEOs employment agreement, see “Severance and Change in Control Arrangements”.

(19)	Reflects amounts that were earned under our 2008 annual cash bonus program, for fiscal 2008 performance, which was paid in 2009. For a description of this program, see “Compensation Discussion and Analysis” above.

(20)	Reflects amounts that were earned under our 2007 annual cash bonus program, for fiscal 2007 performance, which was paid in 2008.

(21)	Reflects amounts that were earned under our 2006 annual cash bonus program, for fiscal 2006 performance, which was paid in 2007.

(22)	Reflects amounts that may have been deferred under our Deferred Compensation Plan or Deferral Program. For further information regarding our Deferred Compensation Plan and Deferral Program, see “Compensation Discussion and Analysis – Deferred Compensation Plans” and “Compensation Discussion and Analysis – Nonqualified Deferred Compensation.”

The following tables identify perquisites provided to our NEOs in 2008, 2007 and 2006.

2008

Executive Officers	Employee Healthcare Premiums	Supple- mental Healthcare Insurance	Life Insurance Premiums	Company Contributions to Deferred Compensation Plan	Automobile Related Expenses	Home Office Expenses	Financial Planning Services	Club Dues	Total Benefits
John B. Kilroy, Jr.	$2,712	$10,165	$122,066	$105,000	$44,961	$18,359	$25,000	$10,017	$338,280
Jeffrey C. Hawken	$2,712	$10,165		$57,500	$16,963	$2,502	$500	$8,417	$98,759
Richard E. Moran Jr.	$1,627	$10,165		$52,500	$12,272	$2,597	$25,000		$104,161
Steven R. Scott	$2,712	$10,165		$36,500	$8,752				$58,129
Tyler H. Rose	$2,712	$10,165		$36,500	$10,063	$210			$59,650

2007

Executive Officers	Employee Healthcare Premiums	Supple- mental Healthcare Insurance	Life Insurance Premiums	Company Contributions to Deferred Compensation Plan	Automobile Related Expenses	Home Office Expenses	Financial Planning Services	Club Dues	Total Benefits
John B. Kilroy, Jr.	$2,410	$9,325	$122,066	$100,000	$47,595	$19,852	$25,000	$9,659	$335,907
Jeffrey C. Hawken	$2,410	$9,325		$55,000	$17,103	$2,049	$475	$7,879	$94,241
Richard E. Moran Jr.	$1,593	$9,325		$50,000	$13,766	$549			$75,233
Steven R. Scott	$2,410	$9,325		$35,000	$8,707				$55,442
Tyler H. Rose	$2,410	$9,325		$35,000	$9,060	$999			$56,794

2006

Executive Officers	Employee Healthcare Premiums	Supplemental Healthcare Insurance	Automobile Related Expenses	Home Office Expenses	Club Dues	Total Benefits
John B. Kilroy, Jr.	$2,167	$8,750	$47,205	$6,573	$8,597	$73,292
Jeffrey C. Hawken	$2,167	$8,750	$15,316		$8,097	$34,330
Richard E. Moran Jr.	$2,167	$8,750	$15,453			$26,370
Steven R. Scott	$2,167	$8,750	$8,415			$19,332
Tyler H. Rose	$2,167	$8,750	$8,528			$19,445

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs during the year ended December 31, 2008.

Grants of Plan-Based Awards

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value
			Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
(a)	(b) (1)	(2)	(c)	(d)	(e)	(f)	(g)	(h)	(i) (3)		(j)	(k)	(l)
John B. Kilroy, Jr.	(4)	1/25/2008	$1,575,000	$3,150,000	$4,725,000
	(5)	1/25/2008		$8,000,000

Jeffrey C. Hawken	(4)	1/25/2008	$477,250	$960,250	$1,437,500
	(5)	1/25/2008		$3,700,000

Richard E. Moran Jr.	(4)	1/25/2008	$393,750	$787,500	$1,181,250
	(5)	1/25/2008		$2,500,000

Steven R. Scott	2/5/2008	2/5/2008							20,322	(6)			$1,000,000

Tyler H. Rose	2/5/2008	2/5/2008							17,273	(6)			$850,000

(1)	The table excludes the following awards that were made in respect of 2008 performance, but were not granted until 2009: (i) 27,840 unrestricted shares granted to John B. Kilroy, Jr., 13,920 unrestricted shares granted to Jeffrey C. Hawken and 9,280 unrestricted shares granted to Richard E. Moran Jr. in 2009 under the development completion component of the development performance program; and (ii) restricted stock units granted to John B. Kilroy, Jr., Jeffrey C. Hawken, Richard E. Moran Jr., Steven R. Scott and Tyler H. Rose in 2009 for the 2008 performance period, including grants, on January 23, 2009, of 296,957 restricted stock units to John B. Kilroy, Jr., 137,343 restricted stock units to Jeffrey C. Hawken, 92,799 restricted stock units to Richard E. Moran Jr., 5,568 restricted stock units to Steven R. Scott, and 11,786 restricted stock units to Tyler H. Rose. The table also excludes targeted awards that may be earned under the development leasing component of the development performance program, which is a component of the 2007 executive compensation program and is further described in the “Compensation Discussion and Analysis” section of this report.

(2)	The approval date represents the date the Compensation Committee authorized the respective incentive award program.

(3)	The NEOs paid the par value of $0.01 per share for these stock awards. These stock awards are valued based on the quoted closing share price of the Company’s Common Stock on the NYSE on the grant date.

(4)	Represents the potential future payouts under the 2008 annual cash bonus program. The maximum program award was paid to each member of the Executive Management Team in January 2009. See further discussion under the “Compensation Discussion and Analysis” section of this report.

(5)	Represents the potential future payouts under the 2008 annual long-term incentive program. The target maximum program award was paid to the Executive Management Team in January 2009. These awards were payable to the members of the Executive Management Team in restricted stock that vests in two equal installments on each of December 31, 2009 and December 31, 2010, subject to the officer’s continued employment through such dates. Each member of the Executive Management team was permitted to defer receipt of the restricted stock and elected to receive restricted stock units instead of restricted shares, subject to the same vesting schedule, but payable on different dates. Following are the number of restricted stock units paid to each officer under this program in respect of 2008 performance based on the closing share price of the Company’s Common Stock on the NYSE on the date of grant (as set forth in footnote 1 above): 296,957 to John B. Kilroy, Jr., 137,343 to Jeffrey C. Hawken, and 92,799 to Richard E. Moran Jr. See further discussion under the “Compensation Discussion and Analysis” section of this report.

(6)	These awards vest in equal annual installments on December 31st of each year over a five-year period, which began on December 31, 2008.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards of each of our NEOs at December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
John B. Kilroy, Jr.						62,950	(2)	$2,106,307
Jeffrey C. Hawken						21,224	(2)	$710,155
Richard E. Moran Jr.						15,996	(2)	$535,226
Steven R. Scott						43,238	(3)	$1,446,743
Tyler H. Rose						26,817	(4)	$897,297

(1)	Calculated based on the Company’s closing stock price of $33.46 on December 31, 2008.

(2)	These shares of restricted stock vest on December 31, 2009.

(3)	Includes 2,851 shares of restricted stock that vest on February 16, 2009, 2,418 shares of restricted stock that vest on February 23, 2009, 8,596 shares of restricted stock that vest on December 31, 2009, 2,851 shares of restricted stock that vest on February 16, 2010, 2,418 shares of restricted stock that vest on February 23, 2010, 8,595 shares of restricted stock that vest on December 31, 2010, 2,850 shares of restricted stock that vest on February 16, 2011, 8,595 shares of restricted stock that vest on December 31, 2011, and 4,064 shares of restricted stock that vest on December 31, 2012.

(4)	Includes 1,425 shares of restricted stock that vest on February 16, 2009, 1,814 shares of restricted stock that vest on February 23, 2009, 5,154 shares of restricted stock that vest on December 31, 2009, 1,425 shares of restricted stock that vest on February 16, 2010, 1,813 shares of restricted stock that vest on February 23, 2010, 5,154 shares of restricted stock that vest on December 31, 2010, 1,425 shares of restricted stock that vest on February 16, 2011, 5,153 shares of restricted stock that vest on December 31, 2011, and 3,454 shares of restricted stock that vest on December 31, 2012.

Option Exercises and Vested Stock

The following table summarizes the option exercises and vesting of stock awards for each of our NEOs for the year ended December 31, 2008.

Option Exercises and Stock Vested

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
John B. Kilroy, Jr.	—	$—	84,333	$2,985,841
Jeffrey C. Hawken	—	$—	32,912	$1,210,836
Richard E. Moran Jr.	—	$—	23,020	$835,980
Steven R. Scott	—	$—	17,093	$691,392
Tyler H. Rose	—	$—	10,546	$428,616

Nonqualified Deferred Compensation

Under our Deferred Compensation Plan, NEOs may defer receipt of up to 70% of their base salaries and up to 100% of their bonuses, in addition to which NEOs are credited with Company contributions of 10% of gross salary. NEOs may elect to have their accounts notionally invested in investment alternatives made available by the plan administrator, with returns on amounts deferred under this plan credited with notional earnings or losses based on such elections. NEOs may elect to receive distributions of their accounts (other than distributions of Company contributions) (i) while still in the service of the Company, in either a lump sum or in two to five annual installments occurring (or beginning) no earlier than two years after such amounts were earned, (ii) upon retirement from service, in a lump sum or up to fifteen annual installments (beginning no earlier than six months after retirement), or (iii) upon a change in control, in full, subject to certain additional limitations. For additional information regarding the Deferred Compensation Plan, see “Compensation Discussion and Analysis—Deferred Compensation Plans.” The following table sets forth summary information regarding our Deferred Compensation Plan as of December 31, 2008.

Nonqualified Deferred Compensation

Name	Executive contributions in last FY ($)		Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
(a)	(b)		(c) (5)	(d)	(e)	(f) (6)
John B. Kilroy, Jr.	$—		$105,000	$(76,465)	—	$127,488
Jeffrey C. Hawken	$1,216,932	(1)	$57,500	$(585,028)	—	$935,061
Richard E. Moran Jr.	$132,750	(2)	$52,500	$(94,418)	—	$151,696
Steven R. Scott	$43,740	(3)	$36,500	$(33,496)	—	$80,721
Tyler H. Rose	$62,000	(4)	$36,500	$(46,677)	—	$94,442

(1)	A total of $57,500 of Mr. Hawken’s contributions are included in the 2008 “Salary” column of the Summary Compensation Table, and $1,159,432 of Mr. Hawken’s contributions are included in the 2008 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	A total of $36,750 of Mr. Moran’s contributions are included in the 2008 “Salary” column of the Summary Compensation Table, and $96,000 of Mr. Moran’s contributions are included in the 2008 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)	A total of $17,490 of Mr. Scott’s contributions are included in the 2008 “Salary” column of the Summary Compensation Table, and $26,250 of Mr. Scott’s contributions are included in the 2008 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(4)	A total of $18,250 of Mr. Rose’s contributions are included in the 2008 “Salary” column of the Summary Compensation Table, and $43,750 of Mr. Rose’s contributions are included in the 2008 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(5)	Included in the “All Other Compensation” column of the Summary Compensation Table.

(6)	The balance at the end of fiscal year 2008 reflects the following aggregate amounts that were previously reported as compensation in this Proxy Statement in the Summary Compensation Table for fiscal years 2008 and 2007: $205,000 for Mr. Kilroy, Jr., $1,521,932 for Mr. Hawken, $247,750 for Mr. Moran, $115,240 for Mr. Scott, and $142,250 for Mr. Rose.

Potential Payments Upon Termination or Change in Control

The information in this section sets forth the value of benefits and payments to each of the NEOs upon the triggering events indicated and is based upon the terms of employment agreements in effect as of the date of this Proxy Statement as described in “Severance and Change in Control Arrangements” above. As required by the SEC rules, these estimated values assume that the triggering event took place on December 31, 2008, the last business day of the fiscal year. The payments and benefits that would be provided to the NEOs in each of these events are more fully described in the Compensation Discussion and Analysis section above. Except as otherwise described below in the context of a Change in Control, none of our NEOs is entitled to termination payments or benefits upon a voluntary resignation (without “good reason”) or upon a termination by the company for cause.

John B. Kilroy, Jr.

Potential Payment/Benefit(1)	Change in Control (No Termination)	Change in Control with Qualifying Termination(5)	Termination Without Cause or For Good Reason(6)	Death	Disability
Cash Severance(2)	—	$32,937,998	$32,937,998	$10,979,333	$21,958,665
Medical Benefits(3)	—	$71,377	$71,377	$71,377	$71,377
Accelerated Vesting(4)	—	$2,106,307	$2,106,307	$2,106,307	$2,106,307
Tax Gross-Up	—	—	—	—	—
Other Termination Perks/Benefits	—	—	—	—	—

Total	—	$35,115,682	$35,115,682	$13,157,017	$24,136,349

(1)	The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s employment agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on any reasonable method.

(2)	For a description of the cash severance obligations, see “Severance and Change in Control Arrangements.”

(3)	Executive will receive three years of medical benefits where applicable.

(4)	All equity awards held by executive at termination which vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted. Currently all unvested equity awards are time-based.

(5)	Qualifying terminations following a Change in Control are “Termination Without Cause” and “Termination for Good Reason”. As defined in the Employment Agreements, Good Reason includes, among other things, the right of the executives to terminate employment with us in the twelfth month following a “Change in Control” of the Company (as defined in the Employment Agreements). Also, a non-extension by us of the term of the Employment Agreements will be deemed a termination of the relevant executive’s employment without Cause.

(6)	For a complete definition of what constitutes “Cause” or “Good Reason”, please refer to the executive’s employment agreement.

Jeffrey C. Hawken

Potential Payment/Benefit(1)	Change in Control (No Termination)	Change in Control with Qualifying Termination(5)	Termination Without Cause or For Good Reason(6)	Death	Disability
Cash Severance(2)	—	$10,857,509	$10,857,509	$3,619,170	$7,238,339
Medical Benefits(3)	—	$71,377	$71,377	$71,377	$71,377
Accelerated Vesting(4)	—	$710,155	$710,155	$710,155	$710,155
Tax Gross-Up	—	—	—	—	—
Other Termination Perks/Benefits	—	—	—	—	—

Total	—	$11,639,041	$11,639,041	$4,400,702	$8,019,871

(1)	The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s employment agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on any reasonable method.

(2)	For a description of the cash severance obligations, see “Severance and Change in Control Arrangements.”

(3)	Executive will receive three years of medical benefits where applicable.

(4)	All equity awards held by executive at termination which vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted. Currently all unvested equity awards are time-based.

(5)	Qualifying terminations following a Change in Control are “Termination Without Cause” and “Termination for Good Reason”. As defined in the Employment Agreements, Good Reason includes, among other things, the right of the executives to terminate employment with us in the twelfth month following a “Change in Control” of the Company (as defined in the Employment Agreements). Also, a non-extension by us of the term of the Employment Agreements will be deemed a termination of the relevant executive’s employment without Cause.

(6)	For a complete definition of what constitutes “Cause” or “Good Reason”, please refer to the executive’s employment agreement.

Richard E. Moran Jr.

Potential Payment/Benefit(1)	Change in Control (No Termination)	Change in Control with Qualifying Termination(5)	Termination Without Cause or For Good Reason(6)	Death	Disability
Cash Severance(2)	—	$8,475,672	$8,475,672	$2,825,224	$5,650,448
Medical Benefits(3)	—	$48,556	$48,556	$48,556	$48,556
Accelerated Vesting(4)	—	$535,226	$535,226	$535,226	$535,226
Tax Gross-Up	—	—	—	—	—
Other Termination Perks/Benefits	—	—	—	—	—

Total	—	$9,059,454	$9,059,454	$3,409,006	$6,234,230

(1)	The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s employment agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on any reasonable method.

(2)	For a description of the cash severance obligations, see “Severance and Change in Control Arrangements.”

(3)	Executive will receive three years of medical benefits where applicable. Upon termination in connection with a change in control with qualifying termination, termination without cause or for good reason, if the Company cannot secure health coverage for Mr. Moran at reasonable rates after the end of the applicable COBRA period, determined at the sole discretion of the Compensation Committee, then the Company will pay Mr. Moran the Moran Health Benefits (as defined above).

(4)	All equity awards held by executive at termination which vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted. Currently all unvested equity awards are time-based.

(5)	Qualifying terminations following a Change in Control are “Termination Without Cause” and “Termination for Good Reason”. As defined in the Employment Agreements, Good Reason includes, among other things, the right of the executives to terminate employment with us in the twelfth month following a “Change in Control” of the Company (as defined in the Employment Agreements). Also, a non-extension by us of the term of the Employment Agreements will be deemed a termination of the relevant executive’s employment without Cause.

(6)	For a complete definition of what constitutes “Cause” or “Good Reason”, please refer to the executive’s employment agreement.

Steven R. Scott

Potential Payment/Benefit(1)	Change in Control (No Termination)	Change in Control with Qualifying Termination(5)(6)	Termination Without Cause or For Good Reason(7)	Death	Disability
Cash Severance(2)	—	$2,580,000	$2,580,000	$1,290,000	$2,580,000
Medical Benefits(3)	—	$46,970	$46,970	$23,485	$23,485
Accelerated Vesting(4)	—	$1,446,743	$1,446,743	$1,446,743	$1,446,743
Tax Gross-Up	—	—	—	—	—
Other Termination Perks/Benefits	—	—	—	—	—

Total	—	$4,073,713	$4,073,713	$2,760,228	$4,050,228

(1)	The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s employment agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on any reasonable method.

(2)	For a description of the cash severance obligation, see “Severance and Change in Control Agreements.”

(3)	Executive will receive two years of medical benefits except in the case of termination in connection with Death and Disability in which case executive will receive one year.

(4)	All equity awards held by executive at termination which vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted. Currently all unvested equity awards are time-based.

(5)	Qualifying terminations following a Change in Control are “Termination Without Cause” and “Termination for Good Reason”.

(6)	Employment agreement provides that the Company will reduce the change in control payment if, as a result of the reduction, executive will receive a net after tax benefit which is greater than the amount he would receive if the excise tax was paid. Change in control payments may be subject to a 20% Federal excise tax if they exceed a threshold amount. Based on the available data, the Company would not reduce the total change in control payments under the employment agreements.

(7)	For a complete definition of what constitutes “Cause” or “Good Reason”, please refer to the executive’s employment agreement.

Tyler H. Rose

Potential Payment/Benefit(1)	Change in Control (No Termination)	Change in Control with Qualifying Termination(5)(6)	Termination Without Cause or For Good Reason(7)	Death	Disability
Cash Severance(2)	—	$2,305,000	$2,305,000	$1,152,500	$2,305,000
Medical Benefits(3)	—	$46,970	$46,970	$23,485	$23,485
Accelerated Vesting(4)	—	$897,297	$897,297	$897,297	$897,297
Tax Gross-Up	—	—	—	—	—
Other Termination Perks/Benefits	—	—	—	—	—

Total	—	$3,249,267	$3,249,267	$2,073,282	$3,225,782

(1)	The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s employment agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on any reasonable method.

(2)	For a description of the cash severance obligation, see “Severance and Change in Control Agreements.”

(3)	Executive will receive two years of medical benefits except in the case of termination in connection with Death and Disability in which case executive will receive one year.

(4)	All equity awards held by executive at termination which vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted. Currently all unvested equity awards are time-based.

(5)	Qualifying terminations following a Change in Control are “Termination Without Cause” and “Termination for Good Reason”.

(6)	Employment agreement provides that the Company will reduce the change in control payment if, as a result of the reduction, executive will receive a net after tax benefit which is greater than the amount he would receive if the excise tax was paid. Change in control payments may be subject to a 20% Federal excise tax if they exceed a threshold amount. Based on the available data, the Company would not reduce the total change in control payments under the employment agreements.

(7)	For a complete definition of what constitutes “Cause” or “Good Reason”, please refer to the executive’s employment agreement.

Director Compensation

Under the 2008 compensation program, we paid each of our non-employee directors annual cash compensation of $35,000 for services rendered and $2,000 for each Board meeting attended by such director. Each non-employee director also received annual compensation of $1,000 for each committee of which he is a member. The Chairman of each committee received additional annual cash compensation of $10,000, with the exception of the Chairman of the Audit Committee and the Chairman of the Compensation Committee who received additional annual cash compensation of $20,000. Directors are reimbursed for reasonable expenses incurred to attend director and committee meetings and incident to their service as a director. Our officers who are directors are not paid any director fees. Our directors may defer receipt of their compensation pursuant to the terms of our Deferred Compensation Plan. For further discussion of the Deferred Compensation Plan, see “Compensation Discussion and Analysis – Deferred Compensation Plans.”

In addition, in May 2008, each non-employee director received an annual grant authorized under the 2006 Plan of restricted stock units valued at $100,000 that vest in equal annual installments over two years, subject to continued service. Each non-employee director grant provides that the restricted stock units will vest in full in the event of a change in control of the Company (as defined in the 2006 Plan) or a termination of the non-employee director’s directorship for any reason other than the director’s voluntary resignation or retirement. Further, non-employee directors are encouraged to hold significant equity interests in the Company. The Board expects each non-employee director to own or to acquire, within five years of first becoming a director, shares of our Common Stock having a market value of at least $100,000. Our directors may defer receipt of their stock awards pursuant to our Deferral Program. For further discussion of the Deferral Program, see “Compensation Discussion and Analysis – Deferred Compensation Plans.”

The following table sets forth summary information regarding our compensation practices for each of our directors for 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
John B. Kilroy, Jr.	$—	$—	$—	$—	$—	$—		$—
John B. Kilroy, Sr.	$50,000	$84,735	$—	$—	$—	$14,466	(2)	$149,201	(3)
Edward F. Brennan, Ph.D.	$73,000	$84,735	$—	$—	$—	$—		$157,735	(3)
William P. Dickey	$63,000	$84,735	$—	$—	$—	$—		$147,735	(3)
Matthew J. Hart(1)	$33,000	$72,273	$—	$—	$—	$—		$105,273	(3)
Scott S. Ingraham	$65,000	$49,026	$—	$—	$—	$—		$114,026	(3)
Dale F. Kinsella	$61,000	$84,735	$—	$—	$—	$—		$145,735	(3)

(1)	Mr. Hart retired from our Board effective as of the conclusion of the 2008 annual meeting of stockholders, which was held on May 20, 2008.

(2)	Includes $11,828 of club dues and $2,638 of home office expenses.

(3)	The aggregate number of unvested stock awards and the aggregate number of unexercised option awards outstanding as of December 31, 2008 for directors are:

Director	Unvested Stock Awards		Unexercised Option Awards
John B. Kilroy, Jr.	62,950	(1)	—
John B. Kilroy, Sr.	2,556	(2)	—
Edward F. Brennan, Ph.D.	2,556	(3)	—
William P. Dickey	2,556	(3)	10,000
Scott S. Ingraham	2,617	(4)	—
Dale F. Kinsella	2,556	(3)	14,000

(1)	Includes 62,950 shares of restricted stock that vest on December 31, 2009.

(2)	Includes 1,623 shares of restricted stock that vest on May 15, 2009 and 933 shares of restricted stock that vest on May 15, 2010.

(3)	Includes 689 shares of restricted stock that vest on May 15, 2009, 934 restricted stock units that vest on May 15, 2009, and 933 restricted stock units that vest on May 15, 2010.

(4)	Includes 250 shares of restricted stock that vest on June 21, 2009, 250 shares of restricted stock that vest on June 21, 2010, 250 shares of stock that vest on May 15, 2011, 934 restricted stock units that vest on May 15, 2009, and 933 restricted stock units that vest on May 15, 2010.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of March 31, 2009, regarding the beneficial ownership of Common Stock (or Common Stock issuable upon the redemption of common limited partnership interests (the “Units”) in the Operating Partnership) for (i) each person or entity known by the Company to be the beneficial owner of five percent or more of the Company’s outstanding Common Stock (or Common Stock issuable, at the Company’s option, upon the redemption of Units), (ii) each director and each NEO and (iii) the directors and such NEOs of the Company as a group. Except as indicated below, all shares of Common Stock are owned directly, and the indicated person has sole voting and investment power with respect to all of the shares of Common Stock beneficially owned by such person other than restricted stock, as to which a person has sole voting but no dispositive power. In preparing this table, the Company has relied upon information supplied by its officers, directors and certain stockholders in addition to information contained in filings with the Securities and Exchange Commission.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percentage of Outstanding Shares of Common Stock(2)
T. Rowe Price.	5,774,353	(3)	17.5%
Cohen & Steers	4,490,288	(4)	13.6%
LaSalle Investment Management	2,776,572	(5)	8.4%
Vanguard	2,601,778	(6)	7.9%
Barclays	1,994,453	(7)	6.0%
The Bank of New York Mellon Corporation	1,866,634	(8)	5.6%
John B. Kilroy, Jr.	1,069,156	(9)	3.2%
John B. Kilroy, Sr.	556,643	(10)	1.7%
Richard E. Moran Jr.	197,009	(11)	*
Jeffrey C. Hawken	174,332	(12)	*
Tyler H. Rose	58,893	(13)	*
Steven R. Scott	54,525	(14)	*
William P. Dickey	38,547	(15)	*
Dale F. Kinsella	25,547	(16)	*
Scott S. Ingraham	5,028	(17)	*
Edward F. Brennan, Ph.D.	4,758	(18)	*
All directors and NEOs as a group (10 persons)			6.3%

*	Represents less than 1.0% of outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064.

(2)	The number of shares of Common Stock beneficially owned is based on Securities and Exchange Commission regulations regarding the beneficial ownership of securities. The number of shares of Common Stock and the percentage of outstanding shares of Common Stock beneficially owned by a person assumes that all Units held by such beneficial owner are, upon redemption, exchanged for shares of Common Stock, that none of the Units held by other persons are so exchanged, that all options exercisable within 60 days of March 31, 2009 by such beneficial owner are exercised and that no options to acquire shares of Common Stock held by other persons are exercised. The number of shares of Common Stock and the percentage of outstanding shares of Common Stock beneficially owned by a person includes any RSUs of such person that are vested or will vest within 60 days of March 31, 2009.

(3)

Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2009 by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Real Estate Fund, Inc. (“Real Estate Fund”). Price Associates and Real Estate Fund beneficially owned 4,051,350 and 1,723,003 shares, respectively. The address for Price Associates and Real Estate Fund is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors, which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)

Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2009 by Cohen & Steers, Inc. (“Cohen & Steers”), Cohen and Steers Capital Management, Inc. (“Capital Management”) and Cohen & Steers Europe S.A. (“Europe”). Cohen & Steers, Capital Management and Europe beneficially owned 2,245,144, 2,237,644 and 7,500 shares, respectively. The address for Cohen & Steers and Capital Management is 280 Park Avenue, 10th Floor, New York, New York 10017. The address for Europe is Chausee de la Hulpe 116, 1170 Brussels, Belgium.

(5)	Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009 by LaSalle Investment Management (Securities), L.P. (“LaSalle L.P.”) and LaSalle Investment Management, Inc. (“LaSalle Inc.”). LaSalle L.P. and LaSalle Inc. beneficially owned 2,391,095 and 385,477 shares, respectively. The address for LaSalle L.P. is 100 East Pratt Street, Baltimore, Maryland 21202 and for LaSalle Inc. is 200 East Randolph Drive, Chicago, Illinois 60601.

(6)	Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2009 by The Vanguard Group, Inc. (“Vanguard”). The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(7)

Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009 by Barclays Global Investors, NA (“Global Investors NA”), Barclays Global Fund Advisors (“Global Fund Advisors”), Barclays Global Investors, Ltd. (“Global Investors Ltd.”), Barclays Global Investors Japan Limited (“Global Investors Japan”) and Barclays Global Investors Canada Limited (“Global Investors Canada”). Global Investors NA, Global Fund Advisors, Global Investors Ltd., Global Investors Japan and Global Investors Canada beneficially owned 773,344, 1,167,733, 40,091, 12,248, 1,037 shares, respectively. The address for Global Investors NA and Global Fund Advisors is 400 Howard Street, San Francisco, California 94105. The address for Global Investors Ltd. is Murray House, 1 Royal Mint Court, London, EC3N 4HH. The address for Global Investors Japan is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo, 150-8402 Japan. The address for Global Investors Canada is Brookfield Place 161 Bay Street, Suite 2500, PO Box 614, Toronto, Canada, Ontario M5J 2S1.

(8)

Represents the number of shares of Common Stock beneficially owned as reported on Schedule 13G filed with the Securities and Exchange Commission on February 17, 2009 by The Bank of New York Mellon Corporation (“BNY”). The address for BNY is One Wall Street, 31st Floor, New York, New York 10286.

(9)	Includes (i) 782,250 shares of Common Stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by Kilroy Airport Imperial Co. (“KAICO”) and Kilroy Technologies Company, LLC, a California limited liability company (“Kilroy Technologies”) and allocated to John B. Kilroy, Jr.), (ii) 223,956 shares of Common Stock held directly and (iii) 62,950 restricted shares of Common Stock held directly. Excludes 296,957 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2009.

(10)	Includes (i) 552,885 shares of Common Stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by KI, KAICO, and Kilroy Technologies, and allocated to John B. Kilroy, Sr.), (ii) 1,202 shares of Common Stock beneficially owned by John B. Kilroy, Sr. and (iii) 2,556 restricted shares of Common Stock held directly.

(11)	Includes (i) 181,013 shares of Common Stock held directly and (ii) 15,996 restricted shares of Common Stock held directly. Excludes 92,799 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2009.

(12)	Includes (i) 153,108 shares of Common Stock held directly and (ii) 21,224 restricted shares of Common Stock held directly. Excludes 137,343 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2009.

(13)	Includes (i) 35,315 shares of Common Stock held directly and (ii) 23,578 restricted shares of Common Stock held directly. Excludes 11,786 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2009.

(14)	Includes (i) 16,556 shares of Common Stock held directly and (ii) 37,969 restricted shares of Common Stock held directly. Excludes 5,568 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2009.

(15)	Includes (i) 10,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 31, 2009, (ii) 24,830 shares of Common Stock held directly, (iii) 2,000 shares of Common Stock held directly by Dickey Realty, Ltd. and beneficially owned by William P. Dickey, (iv) 689 restricted shares of Common Stock held directly, and (v) 1,028 RSUs held directly that are vested or will vest within 60 days of March 31, 2009. Excludes 933 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2009.

(16)	Includes (i) 14,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 31, 2009, (ii) 9,830 shares of Common Stock held directly, (iii) 689 restricted shares of Common Stock held directly, and (iv) 1,028 RSUs held directly that are vested or will vest within 60 days of March 31, 2009. Excludes 933 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2009.

(17)	Includes (i) 3,250 shares of Common Stock held directly, (ii) 750 restricted shares of Common Stock held directly, and (iii) 1,028 RSUs held directly that are vested or will vest within 60 days of March 31, 2009. Excludes 933 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2009.

(18)	Includes (i) 3,041 shares of Common Stock held directly, (ii) 689 restricted shares of Common Stock held directly, and 1,028 RSUs held directly that are vested or will vest within 60 days of March 31, 2009. Excludes 933 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2008, no directors or executive officers of the Company, including John B. Kilroy, Sr. and John B. Kilroy, Jr., the Chairman of the Board and the President and Chief Executive Officer, respectively, or security holder of more than five percent of the Company’s outstanding Common Stock, or members of any of their immediate families, had direct or indirect interests in transactions or potential transactions with the Company, the Operating Partnership, Kilroy Services, LLC or any other subsidiary of the Company. Any transactions between or among related persons are referred to the Independent Committee for review. In determining whether to approve a related person transaction, our Independent Committee will consider such matters as it deems appropriate under the circumstances. After considering these factors, our Independent Committee will decide whether the related person transaction is in our best interests and will approve or reject the transaction accordingly.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of any registered class of the Company’s equity securities (collectively, “Insiders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities of the Company. Insiders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company or written representations from the Insiders that no other reports were required, during the year ended December 31, 2008, all Insiders complied with all Section 16(a) filing requirements applicable to them.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

A stockholder seeking to have a proposal included in the Company’s proxy statement for the 2010 annual meeting of stockholders must comply with the applicable rules and regulations of the Securities and Exchange Commission, including that any such proposal must be received by the Company’s Secretary at the Company’s principal executive offices by December 14, 2009, which is 120 days prior to the one-year anniversary of the date of this Proxy Statement. However, if the date of the 2010 annual meeting changes by more than 30 days from the one-year anniversary of the date of the 2009 Annual Meeting, then such proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2010 annual meeting.

In addition, the Company’s bylaws require a stockholder desiring to present a proposal for a vote at the 2010 annual meeting of stockholders to notify the Company’s Secretary in writing. The notice generally must be delivered to or mailed and received at the Company’s principal executive offices (i) not less than 90 days nor more than 120 days prior to the one-year anniversary of 2009 annual meeting or (ii) if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting was first made. Other specifics regarding the notice procedures, including the required content of the notice, can be found in the Company’s bylaws, a copy of which may be obtained without charge by request to the Company’s Secretary at the Company’s principal executive offices.

Stockholders who wish to have a proposal included in the Company’s proxy statement for the 2010 annual meeting or have a proposal properly brought before the 2010 annual meeting for a vote must comply with the above requirements, as applicable. Stockholders that comply with the rules and regulations of the Securities and Exchange Commission to have a proposal included in the Company’s proxy statement for the 2010 annual meeting will be deemed to have complied with the notice requirements contained in the Company’s bylaws. Stockholder proposals submitted to the Company’s Secretary that do not comply with these requirements may be excluded from the Company’s proxy statement and/or may not be brought before the 2010 annual meeting, as applicable.

For specific information with respect to the process for recommending a director candidate, see “Certain Information with respect to Board of Directors – Manner by which Security Holders May Recommend Director Candidates” above.

INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) have served as the Company’s independent public accountants since the completion of the Company’s initial public offering in January 1997 and have been selected by the Audit Committee to continue to serve as the Company’s independent public accountants for the first quarter of fiscal year 2009. Consistent with past practice, the Audit Committee will appoint the Company’s independent public accountants for the full current fiscal year at its meeting to be held during the second quarter.

The Audit Committee of the Board has determined that Deloitte is independent with regard to the Company within the meaning of the Exchange Act and the applicable published rules and regulations thereunder in effect on the date of this Proxy Statement. The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by the independent auditors and establishes a pre-approved aggregate fee level for all these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by Deloitte for professional services rendered in fiscal years 2008 and 2007 are as follows:

Fees(1)	2008	2007
Audit Fees(2)	$974,271	$1,095,098
Audit-Related Fees(3)	—	36,500
Tax Fees(4)	240,743	362,135

	$1,215,014	$1,493,733

(1)	All services rendered for these fees were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policies and procedures described above. The Audit Committee has concluded that the provision of the non-audit services rendered for the listed fees is compatible with maintaining Deloitte’s independence.

(2)	Includes the aggregate fees billed for the audits of the Company’s annual financial statements and internal control over financial reporting, review of financial statements included in the Company’s quarterly reports on Form 10-Q, consultations with Company’s management on technical accounting and regulatory issues, and services provided for assistance with and review of other regulatory filings.

(3)	Includes the aggregate fees billed in 2007 for the audit of the Company’s 401(k) plan for the plan year ended December 31, 2006.

(4)	Includes the aggregate fees billed for the review and assistance with the preparation of tax returns, the review of quarterly REIT test compliance, review of technical accounting issues, and for 2007 the coordination of the Company’s property tax correspondence and property tax appeals process.

PROXY SOLICITATION EXPENSE

The cost of soliciting proxies will be borne by the Company. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company will use the services of BNY Mellon Shareowner Services to assist with the mailing of proxies and expects to pay a fee of approximately $15,000 for these services. Proxies may be solicited by directors, officers, and employees of the Company in person or by mail, telephone, email or facsimile transmission, but such persons will not be specifically compensated therefor. The Company may also use the services of MacKenzie Partners, Inc., a third-party solicitor, to solicit proxies for the Annual Meeting, which the Company estimates would cost approximately $10,000.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549 (1-800-SEC-0330), or by way of the Securities and Exchange Commission’s Internet address, http://www.sec.gov.

The Company will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request of any such persons, copies of the Company’s Form 10-K for the period ended December 31, 2008. Requests for such copies should be addressed to: Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary, telephone (310) 481-8400. You may also access additional information about the Company at our Internet address, http://www.kilroyrealty.com.

OTHER MATTERS

The Board does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxies solicited hereby will be voted at the discretion of the named proxy holders.

You may vote on the Internet, or if you are receiving a paper copy of this Proxy Statement, by telephone or by completing and mailing a proxy card in the preaddressed, postage paid envelope provided to you. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the meeting. If you subsequently decide to attend the Annual Meeting and wish to vote your shares at the meeting, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

April 13, 2009

By Order of the Board of Directors,

Richard E. Moran Jr.
Executive Vice President,
Chief Financial Officer and Secretary

APPENDIX A

KILROY REALTY CORPORATION

ARTICLES OF AMENDMENT

KILROY REALTY CORPORATION, a Maryland corporation (“Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation desires to, and does hereby, amend the charter of the Corporation as currently in effect, consisting of Articles of Amendment and Restatement filed with the Department on January 21, 1997, as supplemented (the “Charter”), pursuant to Sections 2-601 et seq. of the MARYLAND GENERAL CORPORATION LAW (the “MGCL”).

SECOND: The Charter of the Corporation is hereby amended by deleting therefrom in its entirety the existing Article VI, and inserting in lieu thereof, the following new Article VI:

ARTICLE VI

BOARD OF DIRECTORS

A. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. The Corporation shall have a board of six (6) directors until that number is increased or decreased in accordance with the Bylaws of the Corporation, or as contemplated by the provisions of Paragraph D of this Article VI. However, the number of directors shall never be less than the minimum number required by the MGCL. At least a majority of the directors shall be Independent Directors (as defined in the next sentence). An Independent Director is a director who is not an employee, officer or affiliate of the Corporation or Kilroy Industries or a subsidiary or division thereof, or a relative of a principal executive officer, or who is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation on a continuing basis from the Corporation in addition to director’s fees. The following persons shall be the directors of the Corporation until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal:

John B. Kilroy, Sr.

John B. Kilroy, Jr.

Dale F. Kinsella

William P. Dickey

Edward F. Brennan, Ph.D.

Scott S. Ingraham

B. Each director (other than any director who may be elected by holders of Preferred Stock as provided for pursuant to Article IV hereof), shall serve until the next annual meeting of stockholders following his election and until his successor is elected and qualified, or until his earlier death, retirement, resignation or removal.

C. Except as may otherwise be provided pursuant to Article IV hereof with respect to any rights of holders of Preferred Stock to elect additional directors or any agreement relating to the right to designate nominees for election to the Board of Directors, should a vacancy in the Board of Directors occur or be created (whether arising through death, retirement or resignation), such vacancy may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors or, in the case of a vacancy resulting from an increase in the number of directors, by a majority of the Board of Directors. In the case of a vacancy created by the removal of a director, the vacancy shall be filled by the stockholders at the next annual meeting of the stockholders or at a special meeting of the stockholders called for such purpose, provided, however, that such vacancy may be filled by the affirmative vote of a majority of the remaining directors (subject to approval by the stockholders at the next annual meeting of the stockholders or at a special meeting of the stockholders called for such purpose). A director so elected to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, retirement, resignation or removal. If the stockholders of any class or series of Preferred Stock are entitled separately to elect one or more directors, the stockholders of that class or series shall fill a vacancy on the Board of Directors which results from the removal of a director elected by that class or series.

D. During any period when the holders of any class of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total and authorized number of directors of the Corporation shall automatically be increased by that number of such additional directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such class, whenever the holders of any class of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the term of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

THIRD: The foregoing amendment to the Charter as set forth in these Articles of Amendment have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

FOURTH: These Articles of Amendment shall be effective upon filing with the Department.

FIFTH: The undersigned Senior Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Senior Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Senior Vice President, and attested to by its Secretary, on this     day of                    , 2009.

ATTEST:	KILROY REALTY CORPORATION

	By:	(SEAL)
Richard E. Moran Jr., Secretary		Tyler H. Rose, Senior Vice President

APPENDIX B

AMENDMENT TO 2006 INCENTIVE AWARD PLAN

THIRD AMENDMENT TO

KILROY REALTY

2006 INCENTIVE AWARD PLAN

THIS THIRD AMENDMENT TO KILROY REALTY 2006 INCENTIVE AWARD PLAN (this “Third Amendment”), dated as of [    ], 2009 (the “Amendment Effective Date”), is made and adopted by Kilroy Realty Corporation, a Maryland corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Kilroy Realty 2006 Incentive Award Plan (the “Plan”);

WHEREAS, pursuant to Section 14.1 of the Plan, the Plan may be amended by the Committee at any time and from time to time with the approval of the Board of Directors of the Company, provided, that approval by the stockholders of the Company is required for any amendment to the Plan that increases the number of shares of Stock available under the Plan (other than certain adjustments under the Plan); and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the stockholders of the Company, the Plan be and hereby is amended as follows:

1. Article 2 of the Plan is hereby amended to incorporate a new section following Section 2.20, renumbering each subsequent section accordingly, to read in its entirety as follows:

“2.21 “Full Value Award” means any Award other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company), including any Restricted Stock Award, Performance Share Award, Performance Stock Unit Award, Dividend Equivalents Award, Stock Payment Award, Deferred Stock Award, Restricted Stock Unit Award, Profits Interest Unit Award, Other Incentive Award, Performance Bonus Award, or Performance-Based Award, in each case, to the extent settled in Stock.”

2. Section 2.25 of the Plan is hereby deleted and replaced in its entirety with the following:

“2.25 “Option” means a right granted to a Participant pursuant to Article 5 hereof to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option and may also be a Five-Year Option, a Ten-Year Option or a Premium Option.”

3. Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“(a) Subject to adjustment as provided in Section 3.1(b) and Section 11 hereof, a total of 3,130,000 shares of Stock shall be authorized for grants of Awards under the Plan, subject to the limitations contained in this Section 3.1(a) (the “Share Limit”). Shares of Stock subject to Awards granted on or after the Amendment Effective Date, shall be counted as follows:

(i) Awards of Options, Stock Appreciation Rights or other Awards that do not constitute Full Value Awards or Premium Options (as defined below) and that expire more than five (5) years from the applicable date of grant (“10-Year Options”) shall be counted against the Share Limit as 1.43 shares of Stock for every one (1) share of Stock subject to such 10-Year Option;

(ii) Awards of Options, Stock Appreciation Rights or other Awards that do not constitute Full Value Awards or Premium Options and that expire five (5) years or less from the applicable date of grant (“5-Year Options”) shall be counted against the Share Limit as 1.23 shares of Stock for every one (1) share of Stock subject to such 5-Year Option;

(iii) Awards of Options, Stock Appreciation Rights or other Awards that do not constitute Full Value Awards and that have an exercise price or strike price (as applicable) equal to no less than 130% of Fair Market Value on the applicable date of grant and that expire more than five (5) years from the applicable date of grant (“10-Year Premium Options”) shall be counted against the Share Limit as 1.25 shares of Stock for every one (1) share of Stock subject to such 10-Year Premium Option;

(iv) Awards of Options, Stock Appreciation Rights or other Awards that do not constitute Full Value Awards and that have an exercise price or strike price (as applicable) equal to no less than 130% of Fair Market Value on the applicable date of grant and that expire five (5) years or less from the applicable date of grant (“5-Year Premium Options” and, together with 10-Year Premium Options, “Premium Options”) shall be counted against the Share Limit as one (1) share of Stock for every one (1) share of Stock subject to such 5-Year Premium Option; and

(v) Full Value Awards shall be counted against the Share Limit as 3.35 shares of Stock for every one (1) share of Stock subject to such Full-Value Award.”

4. Section 3.1(b) of the Plan is hereby deleted and replaced in its entirety with the following:

“(b) To the extent that an Award terminates, expires or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Notwithstanding the foregoing, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any Award shall be counted as issued and transferred to the Participant under the Plan and shall not again become available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. Each Profits Interest Unit issued pursuant to an Award shall count as 3.35 shares of Stock against the Share Limit (in accordance with Section 3.1(a)) and shall be counted as one (1) share of Stock for purposes of applying the individual Award limitation set forth in Section 3.3. For purposes of determining the number of shares of Stock available for grants of Awards in accordance with the Share Limit under Section 3.1(a), the number of shares of Stock taken into account with respect to Stock Appreciation Rights exercisable for shares of Stock shall be the number of shares underlying the Stock Appreciation Rights upon grant (i.e., not the final number of shares of Stock delivered upon exercise of the Stock Appreciation Right). The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance or transfer under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

5. Section 3.1 of the Plan is hereby amended to incorporate a new subsection (c) to read in its entirety as follows:

“(c) Any shares of Stock that were previously subject to an Award and that again become available for grant pursuant to Section 3.1(b) hereof shall be added back to the Share Limit as the same number of shares of Stock by which such Awards reduced the number of shares of Stock available under the Share Limit at the time of grant, provided, however, that shares subject to Awards granted prior to the Amendment Effective Date that again become available for grant pursuant to Section 3.1(b) hereof shall be added back to the Share Limit as 3.35 shares of Stock and, provided, further, that notwithstanding the foregoing, in no event shall Awards covering more than 3,130,000 shares of Stock be granted under the Plan. The Committee shall determine the appropriate methodology for calculating the number of shares of Stock issued pursuant to the Plan.”

6. Section 3.3 of the Plan is hereby deleted and replaced in its entirety with the following:

“Notwithstanding any provision in the Plan to the contrary, and subject to Article 11 hereof, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 1,500,000 shares. With respect to one or more Awards to any one Participant which are not denominated in Stock or otherwise for which the foregoing limitation would not be an effective limitation, the maximum amount that may be paid in cash during any calendar year shall be $30,000,000.”

7. Section 7.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement, provided, that the term of any Stock Appreciation Right granted under the Plan shall not exceed ten years.”

8. This Third Amendment shall be and is hereby incorporated in and forms a part of the Plan.

9. Except as set forth herein, the Plan shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

I hereby certify that the foregoing Third Amendment was duly adopted by the Board of Directors of Kilroy Realty Corporation on [                    ]     , 2009.

Executed on this     day of [                    ], 2009.

By:
Name:
Title:

I hereby certify that the foregoing Third Amendment was approved by the stockholders of Kilroy Realty Corporation on [                    ], 2009.

Executed on this     day of [                    ], 2009.

By:
Name:
Title:

PROXY

KILROY REALTY CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

MAY 27, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Kilroy Realty Corporation (the “Company”) acknowledges receipt of a copy of the proxy statement dated April 13, 2009 and, revoking any proxy heretofore given, hereby appoints John B. Kilroy, Sr., John B. Kilroy, Jr., Richard E. Moran Jr. and each of them, as proxies for the undersigned, and hereby authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned on March 25, 2009, at the Annual Meeting of Stockholders to be held on May 27, 2009, or any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with discretionary authority as to any and all other business that may properly come before the meeting and with all powers possessed by the undersigned as if personally present at the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT AND FOR THE COMPANY PROPOSALS.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O . BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

You can now access your Kilroy Realty Corporation account online.

Access your Kilroy Realty Corporation stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Kilroy Realty Corporation, now makes it easy and convenient to get current information on your stockholder account.

View account status

View certificate history

View book-entry information

View payment history for dividends

Make address changes

Obtain a duplicate 1099 tax form

Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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Please mark your votes as indicated in this example

FOR

AGAINST

ABSTAIN

Proposal 1 – Charter Amendment to Declassify the Board of Directors

If Proposal is Approved, Proposal 2 –

Election of 6 Directors to Serve Until the Next Annual Meeting of Stockholders and Until Their Successors are Duly Elected and Qualify

FOR ALL

WITHHOLD FOR ALL

*EXCEPTIONS

01 John B. Kilroy, Sr.

02 John B. Kilroy, Jr.

03 Edward F. Brennan, Ph.D.

04 William P. Dickey

05 Scott S. Ingraham

06 Dale F. Kinsella

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

If Proposal 1 is Not Approved, Proposal 2 –

Election of 2 Directors to Serve Until the Annual Meeting of Stockholders to be Held in 2012 and Until Their Successors are Duly Elected and Qualify

FOR ALL

WITHHOLD FOR ALL

*EXCEPTIONS

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

FOR

AGAINST

ABSTAIN

Proposal 3 –

Amendment to Kilroy Realty 2006 Incentive Award Plan

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Mark Here for Address

Change or Comments

SEE REVERSE

Will Attend Meeting

YES

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

KILROY REALTY CORPORATION

INTERNET

http:/www.proxyvoting.com/krc

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders

The Proxy Statement and the 2008 Annual Report to Stockholders are available at:

http://www.kilroyrealty.com

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